AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997
                                                      REGISTRATION NO. 333-7731

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                               AMENDMENT NO. 2 TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------
                                ASD GROUP, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                             8711                       14-1483460
 (STATE OR OTHER JURISDICTION OF         (STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                                --------------

                                                                     GARY D. HORNE, CHAIRMAN
    1 INDUSTRY STREET, POUGHKEEPSIE, NEW YORK 12603      1 INDUSTRY STREET, POUGHKEEPSIE, NEW YORK 12603
                    (914) 452-3000                                       (914) 452-3000
 (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE          (NAME, ADDRESS AND TELEPHONE NUMBER
       OFFICES AND PRINCIPAL PLACE OF BUSINESS)                        OF AGENT FOR SERVICE)

                                --------------
                         COPIES OF COMMUNICATIONS TO:

      A. JEFFRY ROBINSON, P.A.                 LAWRENCE B. FISHER, ESQ.
        DALE S. BERGMAN, P.A.              ORRICK, HERRINGTON & SUTCLIFFE LLP
          BROAD AND CASSEL                         666 FIFTH AVENUE
 201 SOUTH BISCAYNE BLVD., SUITE 3000          NEW YORK, NEW YORK 10103
        MIAMI, FLORIDA 33131                  TELEPHONE: (212) 506-5000
      TELEPHONE: (305) 373-9400               TELECOPIER: (212) 506-5151
     TELECOPIER: (305) 373-9443

                                --------------


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable on or after the effective date of this Registration
                                  Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one prospectus to be used in connection with an offering of 1,400,000 shares of Common Stock (the "Prospectus") and another prospectus to be used in connection with the sale of shares of Common Stock by certain Selling Security Holders (the "Selling Security Holders' Prospectus"). The Prospectus and the Selling Security Holders' Prospectus will be identical in all respects except for the alternate pages for the Selling Security Holders' Prospectus included herein, which are labeled "Alternate Page for Selling Security Holders' Prospectus."

                                 ASD GROUP, INC.

                     CROSS REFERENCE SHEET SHOWING LOCATION
                          IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM SB-2

REGISTRATION STATEMENT                                       CAPTION OR
ITEM NUMBER AND CAPTION                                      LOCATION IN PROSPECTUS
------------------------------------------------------------------------------------------------------
1. Front of Registration Statement and
   Outside Front Cover of Prospectus....................     Outside Front Cover Page of Prospectus

2. Inside Front and Outside Back Cover
   Pages of Prospectus..................................     Inside Front and Outside Back Cover Pages
                                                               of Prospectus

3. Summary Information and Risk Factors.................     Prospectus Summary; Risk Factors

4. Use of Proceeds......................................     Use of Proceeds


5. Determination of Offering Price......................     Outside Front Cover Page of Prospectus;
                                                               Risk Factors; Underwriting

6. Dilution ............................................     Dilution



7. Selling Security Holders.............................     Concurrent Registration of Securities;
                                                               Selling Security Holders(1); Plan of
                                                               Distribution(1)

8. Plan of Distribution.................................     Underwriting; Plan of Distribution(1)

9. Legal Proceedings....................................     *

10. Directors, Executive Officers, Promoters and Control
      Persons ..........................................     Management

11. Security Ownership of Certain Beneficial Owners and
      Management........................................     Principal Stockholders

12. Description of Securities ..........................     Description of Securities

13. Interests of Named Experts and Counsel..............    *

14. Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities ...................     Description of Securities; Underwriting

15. Organization Within Last Five Years.................     *

16. Description of Business.............................     Prospectus Summary; Business

17. Management's Discussion and Analysis or Plan of
      Operation ........................................     Management's Discussion and
                                                              Analysis of Financial Condition
                                                              and Results of Operations

18. Description of Property.............................     Business

19. Certain Relationships and Related Transactions......     Certain Transactions



20. Market for Common Equity and Related Stockholder
      Matters ..........................................    Outside Front Cover Page of Prospectus;
                                                             Prospectus Summary; Risk Factors;
                                                             Dividend Policy; Shares Eligible for
                                                             Future Sale

21. Executive Compensation..............................     Management


22. Financial Statements................................    Index to Consolidated Financial
                                                             Statements

23. Changes in and Disagreements with Accountants on
      Accounting and Financial Disclosure...............     *

----------------

 *  Not applicable or the answer thereto is negative.
(1) Set forth on the alternate pages for the Selling Security Holders' Prospectus included herewith.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MARCH 13, 1997
PROSPECTUS

                               1,400,000 SHARES


                              [ASD GROUP INC. LOGO]


                                 COMMON STOCK
                               ----------------


     ASD Group, Inc. (the "Company") hereby offers (the "Offering") 1,400,000 shares of common stock, par value $.01 per share (the "Common Stock"). Prior to this Offering, there has been no public market for the Common Stock and no assurance can be given that such a market will develop upon completion of this Offering, or if developed, that it will be sustained. It is currently anticipated that the initial public offering price of the Common Stock will be between $5.75 and $6.25 per share of Common Stock. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Company has applied for quotation of the Common Stock on The Nasdaq SmallCap Market under the symbol "ASDG," as well as on the Boston Stock Exchange and the Pacific Stock Exchange under the symbol "ASD."


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
                  COMMENCING ON PAGE 7 AND "DILUTION."
                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                   PRICE TO    UNDERWRITING     PROCEEDS TO
                    PUBLIC      DISCOUNT(1)    THE COMPANY(2)
Per Share  ......   $             $                $
Total(3)   ......  $             $                $


--------------------------------------------------------------------------------
(1) Does not include additional compensation payable to H.J. Meyers & Co., Inc., and Keane Securities Co., Inc., the representatives of the several Underwriters (the "Representatives"), in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representatives.
(2) Before deducting estimated expenses of $514,000 payable by the Company, excluding the non-accountable expense allowance payable to the Representatives.
(3) The Company has granted to the Underwriters an option exercisable within 30 days of this Prospectus to purchase up to an aggregate of 210,000 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discount and
   Proceeds to the Company will be $        , $         and $        ,
   respectively. See "Underwriting."


                               ----------------

     The shares of Common Stock are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that the delivery of the shares of Common Stock offered hereby will be made against payment therefor at the offices of H.J. Meyers & Co., Inc., 1895
Mt. Hope Avenue, Rochester, New York 14620, on or about      , 1997.
                               ----------------



H.J. MEYERS & CO., INC.                               KEANE SECURITIES CO., INC.
                               ----------------


                     THE DATE OF THIS PROSPECTUS IS , 1997

                              [INSIDE FRONT COVER]

                             ASD GROUP, INC. [LOGO]

An automatic over-labeling system which the Company engineered and manufactured to address the production and quality needs of a medical products manufacturer.

                          DESIGN ENGINEERING SERVICES

                              [INSIDE FRONT COVER]

A cleaning and drying system the Company helped re-design.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                               ----------------


     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDEWRITING."

                              PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, FINANCIAL INFORMATION, NUMBER OF SHARES AND PER SHARE DATA SET FORTH IN THIS PROSPECTUS (I) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION TO PURCHASE UP TO AN ADDITIONAL 210,000 SHARES OF COMMON STOCK, (II) ASSUMES NO EXERCISE OF THE WARRANTS TO BE ISSUED BY THE COMPANY TO THE REPRESENTATIVES TO PURCHASE UP TO 140,000 SHARES OF COMMON STOCK (THE "REPRESENTATIVE'S WARRANTS"), (III)
DOES NOT GIVE EFFECT TO 657,083 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF CERTAIN OUTSTANDING WARRANTS (ASSUMING AN INITIAL PUBLIC OFFERING PRICE OF $6.00 PER SHARE) AND (IV) DOES NOT GIVE EFFECT TO 30,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS TO BE GRANTED AS OF THE DATE OF THIS PROSPECTUS PURSUANT TO THE COMPANY'S 1996 STOCK OPTION PLAN (THE "1996
PLAN") AND 30,000 ADDITIONAL SHARES OF COMMON STOCK RESERVED FOR FUTURE
ISSUANCE UNDER THE 1996 PLAN. SEE "MANAGEMENT," "CERTAIN
TRANSACTIONS" AND "UNDERWRITING." UNLESS OTHERWISE INDICATED, THIS
PROSPECTUS GIVES EFFECT TO THE 5,753.79 FOR ONE STOCK SPLIT EFFECTED AS OF JUNE 10, 1996. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO THE "COMPANY" ARE TO ASD GROUP, INC. AND ITS SUBSIDIARIES AND PREDECESSORS.


                                  THE COMPANY

     ASD Group, Inc. (the "Company") provides comprehensive contract manufacturing and engineering services to original equipment manufacturers ("OEMs"). The Company specializes in the fabrication, assembly and testing of complex industrial products and non-invasive medical equipment. The Company manufactures complete systems, as well as assemblies, including printed circuit boards, cable and wire harnesses and other electro-mechanical assemblies. The Company complements its basic manufacturing services by providing its customers with a broad range of sophisticated product engineering and design services. Products manufactured by the Company range from highly sophisticated atomic force microscopes (which measure the electrical field of an atom) to less complex products such as sign plotting devices. Representative customers of the Company include ENI (a division of Astec America, Inc.), General Electric Co., Gerber Scientific Co., International Business Machines Corporation
("IBM"), Lockheed Martin Corporation (formerly Loral Federal Systems
Company), Materials Research Corporation (a division of Sony Corporation), Motorola Corporation, and the United States Postal Service.


     Downsizing by American industry, combined with rapid change, strong competition and increasingly shorter product life cycles in various industries, have made it considerably less attractive for OEMs to manufacture in-house, particularly low unit volume products or short cycle electronic products. As a result, many OEMs have adopted and are becoming increasingly reliant upon manufacturing outsourcing strategies and on contract manufacturers to satisfy their mainstream manufacturing requirements. Management of the Company believes that this trend will continue. According to reports by Technology Forecasters, Inc., a Berkeley, California research firm, contract manufacturers were expected to do nearly $25 billion of business in the United States and Canada in 1996. In addition, growth in this industry is forecasted at 26% a year through 1999. Moreover, according to these reports, electronics contract manufacturing worldwide was expected to be a $50 billion business in 1996 and will nearly double in 1999.


     The Company believes that its ability to produce high quality products and deliver them on a timely basis combined with sophisticated engineering and manufacturing capabilities has resulted in an expansion of its relationships with existing customers and the addition of new customers. In addition, the Company's proprietary Production Operation Management ("POM") manufacturing software is an integral part of the Company's services as it assists the Company in controlling its manufacturing operations from estimating to shipping to billing. The POM manufacturing software is a real time system which allows the Company to track specific projects as they move through the production cycle and to make adjustments as necessary in order to control costs and achieve higher levels of quality control and efficiencies.

     The Company focuses on servicing OEMs who produce complex, high dollar value industrial products where high quality manufacturing is extremely important. Management of the Company believes that profits for such products tend to generate higher gross profit margins. The Company's objective is to increase revenues and improve profitability through utilizing its POM manufacturing software and sophisticated manufacturing, engineering and design services to offer customers comprehensive manufacturing solutions. The Company intends to realize its objective by implementing the following strategies:

     INCREASE SALES FROM EXISTING CUSTOMERS AND ADD NEW CUSTOMERS. The Company plans to expand existing relationships and seek new customers in the markets it currently serves and in additional markets. The Company plans to increase the amount of sales to existing customers by devoting more time to these customers through an increased sales force and by offering improved and expanded services such as faster metal cutting machining centers, faster sheet metal punching equipment, expanded painting facilities and more rapid and less expensive testing procedures and equipment. The Company also plans to add new customers by increasing its marketing efforts, including attending more trade shows, expanding the number of advertisements in trade journals, increasing the number of sales personnel, expanding the number of customers who receive direct mailings, providing new sales literature and conducting CD-ROM based interactive electronic presentations. The Company also plans to use a portion of the net proceeds of this Offering to refurbish a currently idle second plant owned by the Company which will enable the Company to handle the requirements of additional customers. The Company's objective is to obtain multiple customers in the markets it currently serves and in additional markets.

     INCREASE PROFITS BY REDUCING COSTS. The Company plans to reduce costs by enhancing the POM manufacturing software to augment its real time productivity and quality measurement system using bar codes and adding a feature to the POM manufacturing software which will allow each customer a window into the POM manufacturing software to monitor via the Internet the status of purchase orders relating to their jobs. Management of the Company believes that the utilization of bar codes will reduce the labor costs associated with the present manual entry method of reporting. Although customers will not have the ability to modify existing jobs or place new orders through the Internet, management believes that allowing customers to access information themselves will also enable the Company to reduce overhead.

     FACILITATE GROWTH OF THE COMPANY THROUGH ACQUISITIONS. The contract manufacturing industry is now going through consolidation. The Company may acquire other contract manufacturers if management determines that such acquisitions will enable the Company to improve net sales and profits. These acquisitions may allow the Company to expand to other regions of the country and possibly abroad. Management of the Company believes that the Company's proprietary POM manufacturing software will enable the Company to realize greater efficiencies with respect to any such acquisitions. The Company has no current commitment or understanding with, and has not entered into negotiations with, any acquisition candidates.

                                 THE OFFERING


Common Stock offered by the Company.........    1,400,000 shares(1)
Common Stock outstanding prior
 to the Offering............................    632,917 shares
Common Stock to be outstanding
 after the Offering.........................    2,032,917 shares
Use of Proceeds.............................    For repayment of indebtedness, increase in
                                                staffing and purchase of materials to fill
                                                backlog requirements, capital expenditures,
                                                sales and marketing activities, working capital
                                                and other general corporate purposes. See
                                                "Use of Proceeds."
Dilution....................................    An investment in the Common Stock involves
                                                immediate and substantial dilution to the
                                                purchasers in this Offering. See "Dilution."
Proposed Symbols
 Nasdaq SmallCap Market.....................    ASDG
 Boston Stock Exchange......................    ASD
 Pacific Stock Exchange.....................    ASD


----------------

(1) An additional 533,333 shares of Common Stock issuable by the Company (assuming an initial public offering price of $6.00 per share) upon exercise of the Noteholder Warrants and Placement Agent Warrants (as defined herein) are being registered by certain selling security holders (the "Selling Security Holders") in a concurrent offering (the "Concurrent
    Offering"). See "Concurrent Offering."

                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby is speculative and involves a high degree of risk. Investors should consider carefully the risks discussed elsewhere in this Prospectus under the caption "Risk
Factors." These risks include, but are not limited to: (i) the Company's dependence on a limited number of customers; (ii) the Company's limited history of profitability; (iii) the Company's dependence on key personnel; (iv) the potential for fluctuation in the Company's annual and quarterly operating results as a result of a number of factors; (v) the Company's dependence upon the continued growth, viability and financial stability of its customers which are in turn substantially dependent upon certain industries; (vi) the variability of the requirements of the Company's customers and financing available to the Company's customers; and (vii) the Company's dependence on its ability to use and exploit its proprietary POM manufacturing software and, thus, the Company's need to adquately protect its intellectual property rights. See "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION

     The following summary financial information has been derived from the consolidated financial statements of the Company. This information should be read in conjunction with the consolidated financial statements, related notes and other financial information included elsewhere in this Prospectus.


                                                   YEAR ENDED JUNE 30,                     SIX MONTHS ENDED
                                             ------------------------------    ---------------------------------
                                                                                DECEMBER 29,      DECEMBER 27,
                                                1995              1996              1995             1996
                                             --------------   --------------   ---------------   ---------------
STATEMENT OF OPERATIONS DATA:
Net sales   ..............................   $18,655,000      $26,112,000        $13,326,000        $8,210,000
Income (loss) before income taxes   ......       301,000          404,000            266,000          (281,000)
Net income (loss) ........................       172,000          407,000            327,000          (163,000)
Net income (loss) per common share  ......          $.27             $.64              $.52              $(.26)
Weighted average number of common shares
 outstanding   ...........................       632,917          632,917            632,917           632,917


                                                         DECEMBER 27, 1996
                                                  -------------------------------
                                                    ACTUAL        AS ADJUSTED(1)
                                                  -------------   ---------------
BALANCE SHEET DATA:
Working capital  ..............................    $3,238,000        $7,909,000
Current assets   ..............................     7,844,000        11,406,000
Total assets  .................................    14,768,000        19,388,000
Current liabilities    ........................     4,606,000         3,497,000
Long-term debt, net of current portion   ......     8,783,000         7,883,000
Stockholders' equity  .........................     1,077,000         7,706,000

----------------
(1) Adjusted to give effect to (i) the sale by the Company of 1,400,000 shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per share after deducting the underwriting discount and estimated expenses of this Offering, (ii) the initial application of the estimated net proceeds therefrom, and (iii) a non-cash charge of $93,000, net of income tax, for the unamortized portion of the debt costs relating to the repayment of a portion of the Notes (as defined herein) and all of the Bridge Notes (as defined herein) from a portion of the net proceeds of this Offering. See
   "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources," and Notes to Consolidated Financial Statements.

                                 RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS


     For the fiscal year ended June 30, 1995 ("Fiscal 1995"), the
Company's four largest customers accounted for approximately 71% of net sales. Sales to Gerber Scientific Products ("Gerber"); ENI, a division of Astec America, Inc. ("ENI"); IBM; and S&K Products International, Inc.
("S&K") accounted for approximately 20%, 19%, 19% and 13%, respectively, of the Company's net sales during Fiscal 1995. For the fiscal year ended June 30, 1996 ("Fiscal 1996"), the Company's five largest customers accounted for approximately 73% of net sales. Sales to ENI, Gerber, S&K, Loral Federal Systems Company, Inc. ("Loral") and Bruce Technologies International
("Bruce") accounted for approximately 20%, 16%, 14%, 13% and 10%, respectively, of the Company's net sales during Fiscal 1996. For the six months ended December 27, 1996, the Company's four largest customers accounted for approximately 57% of net sales. Sales to Lockheed Martin Corporation, ENI, Gerber and S&K accounted for approximately 18%, 18%, 11% and 10%, respectively, of the Company's net sales for such period. While the Company is pursuing a strategy of diversifying its customer base, the Company expects to continue to depend upon a relatively small number of customers for a significant percentage of its revenues for the foreseeable future. Significant reductions in sales to any of the Company's large customers would have a material adverse effect on the Company. There can be no assurance that present or future customers will not terminate their manufacturing arrangements with the Company or significantly change, reduce or delay the amount of manufacturing services ordered from the Company. Any such termination of a manufacturing relationship or change, reduction or delay in orders could have an adverse effect on the Company. During the six months ended December 27, 1996, two of the Company's largest customers temporarily reduced shipment levels due to their inventory backlog. The Company anticipates that the reduced level of shipments combined with delays in raising additional capital will adversely affect results for the third quarter of the fiscal year ending June 30, 1997 ("Fiscal 1997"). See "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and "Business-Customers, Sales and Marketing."


LIMITED HISTORY OF PROFITABILITY


     Although the Company had income before income taxes of $301,000 and $404,000 for Fiscal 1995, and Fiscal 1996, respectively, the Company had losses before income taxes of $1,251,000 and $2,481,000 for the fiscal years ended June 30, 1994 and June 30, 1993 ("Fiscal 1993"), respectively. In addition, the Company had a loss before income taxes of $281,000 for the six months ended December 27, 1996 as a result in part of two large customers temporarily reducing the level of shipments on outstanding orders due to their inventory backlog. The Company anticipates the reduced shipment levels combined with delays in raising additional capital will result in its incurring a loss in the third quarter of Fiscal 1997. There can be no assurance that the Company will be profitable in future periods. As of December 27, 1996, the Company had a net operating loss carryforward ("NOL") for federal income tax purposes of approximately $4,200,000 which expires in 2011, and no NOL for state income tax purposes. Although the Offering is expected to result in a "change of control" for federal tax purposes, the limitation on the Company's ability to utilize such NOL will not be significant. Statement of Financial Accounting Standards No. 109 requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of such assets will not be realized. The Company monitors the realizability of such assets and establishes a valuation allowance for all amounts that will not be realized. As of December 27, 1996, the total valuation allowance was $228,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DEPENDENCE ON KEY PERSONNEL

     The success of the Company's present and future operations will depend to a great extent on the collective experience, abilities and continued services of certain executive officers including Gary D. Horne, the Company's Chief Executive Officer; Stanley F. Zuk, the Company's Chief Operating Officer; and Robert Lettieri, the Company's Chief Financial Officer. Although the Company is party to employment agreements with Messrs. Horne and Zuk, the loss of the services of either of such persons could have a material adverse effect on the Company. The Company has agreed with the Representatives to obtain, prior to consummation of this Offering, key man insurance in the amount of $1,000,000 on the lives of each of Messrs. Horne and Zuk. The Company's ongoing business activities are dependent on highly skilled and experienced individuals. The Company has devoted, and will continue to devote, considerable efforts to recruiting skilled individuals. Competition for highly skilled personnel is intense and the Company may have to provide qualified personnel with competitive compensation packages, equity participation and other benefits, which may limit the working capital available for the Company's operations. No assurance can be given that the Company will be able to obtain such employees when needed or on terms acceptable to the Company. See "Business-
Employees" and "Management."


POSSIBLE ADDITIONAL FINANCING REQUIREMENTS

     The Company believes that its existing and anticipated capital resources, including the estimated net proceeds of this Offering, will enable it to fund its planned operations for a period of at least 12 months from the date of this Prospectus. There can be no assurance that the Company will realize cash flow from operations or that such cash flow will be sufficient, in which case the Company may require additional financing and may seek to raise funds through subsequent equity or debt financings, or through other sources. Moreover, the Company's existing credit facility places restrictions on the Company's ability to obtain financing either through the offering of equity or incurrence of additional debt. No assurance can be given that additional funds will be available to the Company on acceptable terms, if at all. Additional financings may result in dilution to existing stockholders. If funds are needed but are not available in adequate amounts from additional financing sources or from operations, the Company may be materially and adversely affected. As of the date of this Prospectus, the Company is negotiating with a number of financial institutions to refinance its existing credit facility. However, no assurance can be given that the Company will be able to successfully refinance this credit facility. See "Use of Proceeds" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations."

     On August 29, 1996, the Company issued $1,100,000 10% Original Issue Discount Promissory Notes (the "Bridge Notes") to several investors (the "Bridge Investors"). The Bridge Notes were due at the earliest of January 29, 1997, the closing date of an initial public offering or upon the sale of the Company. The Bridge Investors have advised the Company that they do not intend to take any action with respect to the Bridge Notes until the earlier of consummation of this Offering at which time the Bridge Notes will be repaid or April 28, 1997. The Bridge Notes also contain requirements as to the Company maintaining a specified amount of stockholders' equity. At September 27, 1996, the Company was in default of this requirement and subsequently obtained a waiver thereof. In connection with the waiver, the interest rate on the Bridge Notes increased to 12.5% retroactively as of the date of issuance. However, notwithstanding the foregoing, such defaults may have an adverse impact on the Company's ability to refinance its credit facility. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The Company currently has an equipment line of credit (the "Equipment Line"). As of December 27, 1996, $455,000 was outstanding under the Equipment Line. The Equipment Line is due March 31, 1997. The company is currently seeking an extension of the Equipment Line and intends to refinance such indebtedness with its proposed new credit facility. There can be no assurance that the Company will be able to obtain an extension of the Equipment Line and, if obtained, whether the Company will be able to refinance the Equipment Line. See "Management's Discussion and Analysis of Finance Condition and Results of Operations."

     In addition to the foregoing, $1,100,000 in principal amount of Notes together with accrued interest thereon will be due and payable on the 13 month anniversary of the consummation of this Offering and commencing July 1, 1998, the Company may be required to repay $755,000 in advances to Gary D. Horne, the Company's Chairman of the Board and Chief Executive Officer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions-Advances from Stockholder."

POTENTIAL FLUCTUATIONS IN FINANCIAL RESULTS


     The Company's annual and quarterly operating results may be affected by a number of factors, including the Company's ability to manage inventories, shortages of components or labor, the degree of automation used in the assembly process, fluctuations in material costs and the mix of material costs versus labor. Manufacturing and overhead costs are also significant factors affecting the annual and quarterly operating results of the Company. Other factors include price competition, the ability to pass on excess costs to customers, the timing of expenditures in anticipation of increased sales and customer product delivery requirements. The Company's primary pricing method is fixed price; however, costs resulting from customer changes are typically passed on to the customer. Any one of the foregoing factors, or a combination thereof, could adversely affect the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON CERTAIN INDUSTRIES

     The Company is dependent upon the continued growth, viability and financial stability of its customers, which are in turn substantially dependent upon the growth of the computer, computer peripherals, telecommunications, postal equipment, semiconductor, environmental, test equipment, process equipment, industrial equipment and other industries in which they operate. These industries have been characterized by rapid technological change, short product life cycles and have recently experienced pricing and margin pressures. In addition, many of the Company's customers in these industries are affected by general economic conditions. The factors affecting the industries in which the Company's customers operate, and/or the Company's customers in particular, could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-Customers, Sales and Marketing."

VARIABILITY OF CUSTOMER REQUIREMENTS AND CUSTOMER FINANCING

     The level and timing of orders placed by the Company's customers vary due to the customers' attempts to balance their inventory, changes in customers' manufacturing strategies and variations in demand for their products resulting from, among other things, product life cycles, competitive conditions or general economic conditions. Should the Company increase its expenditures in anticipation of a future level of sales which does not materialize, its profitability could be adversely affected. While a majority of the Company's net sales are derived from several of the Company's customers who provide production requirements for one year in the form of yearly purchase orders, the remaining net sales are derived from others who do not commit to firm production schedules for more than one quarter in advance. The Company does not assess any additional fee or charge interest in connection with the financing of any customer orders. Such financing is funded from and is limited in amount by available cash generated from operations. The Company's inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity. See "Business-Backlog."

     In the past, the Company has been required to increase staffing and other expenses in order to meet the demands of firm purchase orders of its customers. In addition, the total quantity requirements of purchase orders from some of the Company's customers have been decreased and/or delivery schedules have been deferred as a result of changes in the customer's business needs, thereby adversely affecting the Company. On other occasions, customers have required rapid increases in production which have placed excessive burdens on the Company's resources. If a customer cancels an order, the customer is required to pay for all materials purchased and labor expended to the date of cancellation.

The Company does not assess any additional fees or penalties. Such customers' order fluctuations and deferrals have from time to time had an adverse effect on the Company's results of operations in the past, and there can be no assurance that the Company will not experience such effects in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

INTELLECTUAL PROPERTY RIGHTS

     The Company's ability to compete successfully depends, in part, on its ability to use and exploit its proprietary POM manufacturing software. To maintain the secrecy of its proprietary POM manufacturing software, the Company relies largely upon a combination of trade secret laws, copyright laws, internal security systems and confidentiality procedures. Third parties may attempt to exercise alleged rights in any of the copyrights or other intellectual property rights or appropriate any copyrights or other intellectual property rights established by the Company. The Company's failure or inability to establish appropriate copyrights or to adequately protect any of its intellectual property rights, may have a material adverse effect on the Company. See "Business-Intellectual Property Rights."

LIMITED AVAILABILITY OF COMPONENTS; AGED INVENTORY

     A substantial part of the Company's revenues is derived from turnkey manufacturing in which the Company provides materials sourcing, procurement, assembly and testing. In turnkey manufacturing, the Company could be exposed to the risk of component price increases, which could adversely affect the Company's gross profit margins. Some of the products and assemblies manufactured by the Company require one or more components that are ordered from, or which may be available from, only one source. Some of these components are allocated in response to supply shortages. In some cases, supply shortages could substantially curtail production of all assemblies using a particular component. While the Company has not experienced material shortages of components in the recent past, there can be no assurance that such shortages will not occur in the future. Any such shortages could have a material adverse effect on the Company. See "Business-Suppliers."


     The Company does not maintain a large inventory of supplies and does not place orders for supplies unless required for a specific customer purchase order. If the Company does have any aged or obsolete inventory, it is written-off immediately. Historically, aged or obsolete inventory has not had a material adverse effect on the Company. See "Business-Suppliers".


MANAGEMENT OF GROWTH

     One of the Company's strategies is to expand its relationships with its existing customers and increase its customer base. In order to do this, the Company will be required to continue to increase staffing as well as its expenditures on capital equipment. The Company must continue to manage its staff and capital properly to ensure that the increased costs of staffing and capital expenditures do not increase at a faster rate than sales. In addition, as the Company's business and customer base grows, the Company's accounts receivable may increase. While the Company maintains accounts receivable insurance on certain of its customers, if one or more of the Company's principal customers were to become insolvent, or otherwise were unable to pay for the services provided by the Company, the Company's operating results and financial condition could be adversely affected. Moreover, increased levels of accounts receivable may negatively impact the Company's cash flow. See
"Business-Business Strategy."

COMPETITION

     The Company operates in a highly competitive environment and competes against numerous domestic and foreign manufacturers. The Company also faces competition from current and prospective customers which evaluate the Company's capabilities against the merits of manufacturing products internally versus the merits of contract manufacturing. Certain of the Company's competitors, including

SCI Systems, Inc., Solectron Corporation, Jabil Circuit, Inc., and
Avex Electronics, have substantially greater geographic breadth, and financial, research and development and marketing resources than the Company. To remain competitive, the Company must continue to provide and develop technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price. There can be no assurance that the Company will be able to compete favorably with respect to these factors in the future. See "Business-Competition."

TECHNOLOGICAL CHANGE AND PROCESS DEVELOPMENT

     The market for the Company's manufacturing services is characterized by rapidly changing technology and continuing process development. The Company believes that its future success will depend in large part upon its ability to develop and market manufacturing services which meet changing customer needs, maintain technological leadership and successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis. There can be no assurance that the Company's process development efforts will be successful. See "Business-Business Strategy."

ENVIRONMENTAL COMPLIANCE

     The Company is subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during its manufacturing process. While the Company believes it is in compliance with all environmental regulations, any failure by the Company to comply with present and future regulations could subject it to future liabilities or the suspension of production. In addition, such regulations could restrict the Company's ability to expand its facilities or could require the Company to acquire costly equipment or to incur other significant expenses to comply with governmental regulations. Historically, the Company's costs of compliance with environmental regulations have not been material. See "Business-Government Regulation."


CONTROL OF THE COMPANY BY MANAGEMENT


     After giving effect to the sale of the shares of Common Stock offered hereby, the Company's directors and executive officers will beneficially own approximately 23.5% of the outstanding shares of Common Stock (approximately 21.3% if the Underwriters' over-allotment option is exercised in full). As a result, the Company's current management may continue to exert substantial influence over the Company's affairs after the Offering and may have the ability to substantially influence all matters requiring approval by the stockholders, including the election of directors. See "Principal Stockholders" and "Description of Securities."


IMMEDIATE AND SUBSTANTIAL DILUTION


     Purchasers of the shares of Common Stock offered hereby will incur an immediate dilution in net tangible book value of $2.45 (or 40.9%) per share of Common Stock. See "Dilution."


NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF PUBLIC OFFERING PRICE; POSSIBLE VOLATILITY OF COMMON STOCK PRICES


     Prior to this Offering, there has been no public market for the Common Stock and no assurance can be given that such a market will develop upon completion of this Offering or if developed, that it will be sustained. The initial public offering price of the Common Stock has been arbitrarily determined by negotiations between the Company and the Representatives and does not necessarily bear any relationship to the Company's assets, book value, results of operations or any other generally accepted criteria of value.
See "Underwriting."

     The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performances of specific companies. Announcements of new technologies and changing policies and regulations of the federal government and state governments and other external factors, as well as potential fluctuations in the Company's financial results, may have a significant impact on the price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE


     Upon consummation of this Offering, the Company will have outstanding 2,032,917 shares of Common Stock. The 1,400,000 shares of Common Stock offered hereby (1,610,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 632,917 outstanding shares of Common Stock, which are owned by the existing stockholders, will be "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act ("Rule 144") and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including exemptions provided by Rule 144. Notwithstanding the foregoing, directors and executive officers of the Company have agreed not to sell 250,000 of their shares for a period of five years from the date of this Prospectus without the prior written consent of H.J. Meyers & Co., Inc. ("Meyers"). Holders of the remaining 382,917 outstanding shares of Common Stock have agreed not to sell their shares for a period of two years from the date of this Prospectus without the prior written consent of Meyers. Meyers does not have any general policy with respect to the release of shares prior to the expiration of the lock-up period. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. See "Certain Transactions-Contingent Shares," "Description of Securities" and "Shares Eligible for Future Sale."


EFFECT OF OUTSTANDING WARRANTS AND OPTIONS


     As of the date of this Prospectus, the Company has outstanding warrants to purchase 657,083 shares of Common Stock and options under the 1996 Plan to purchase 30,000 shares of Common Stock. In addition, upon consummation of this Offering the Company will sell to the Representatives and/or their designees, warrants (the "Representatives' Warrants") to purchase up to 140,000 shares of Common Stock at an exercise price equal to 145% of the public offering price of the shares of Common Stock sold in this Offering. As long as the warrants, options and Representatives' Warrants remain unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Moreover, the holders of the warrants, options and Representatives' Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of its securities on terms more favorable than those provided by such securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management-Stock Option Plan" and "Underwriting."


ANTI-TAKEOVER PROVISIONS; PREFERRED STOCK


     The Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. Although the Company has no present intention to issue shares of Preferred Stock, any issuance of Preferred Stock, while potentially providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. Any issuance of the Preferred Stock within two years from the date of this Prospectus will require written consent of Meyers. Additionally, following this Offering, the Company will become subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), which will prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 could have the effect of delaying or preventing a change of control of the Company. See "Description of Securities."


REPRESENTATIVES' POTENTIAL INFLUENCE ON THE MARKET


     A significant number of the shares of Common Stock offered hereby may be sold to customers of the Representatives. Such customers may engage in transactions for the sale or purchase of such shares through or with the Representatives. Although they have no obligation to do so, the Representatives intend to make a market in the shares of Common Stock and may otherwise effect transactions in such shares. If they participate in such market, the Representatives may influence the market, if one develops, for the shares of Common Stock.




NO ASSURANCE OF NASDAQ SMALLCAP MARKET LISTING; RISK OF LOW-PRICED SECURITIES; RISK OF APPLICATION OF PENNY STOCK RULES

     The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the initial listing and continued listing of a security on The Nasdaq SmallCap Market ("Nasdaq"). The standards for initial listing require, among other things, that an issuer have total assets of $4,000,000 and capital and surplus of at least $2,000,000; that the minimum bid price for the listed securities be $3.00 per share; that the minimum market value of the public float (the shares held by non-insiders) be at least $2,000,000, and that there be at least two market makers for the issuer's securities. The maintenance standards require, among other things, that an issuer have total assets of at least $2,000,000 and capital and surplus of at least $1,000,000; that the minimum bid price for the listed securities be $1.00 per share; that the minimum market value of the "public float" be at least $1,000,000 and that there be at least two market makers for the issuer's securities. A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for ten consecutive trading days. If an issuer falls below the bid price maintenance standard, it may remain on Nasdaq if the market value of the public float is at least $1,000,000 and the issuer has $2,000,000 in equity. Nasdaq has recently proposed new maintenance criteria which, if implemented, would eliminate the exception to the $1.00 per share minimum bid price and require, among other things, $2,000,000 in net tangible assets, $1,000,000 market value of the public float and adherence to certain corporate governance provisions. There can be no assurance that the Company will continue to satisfy the requirements for maintaining a Nasdaq listing. If the Company's Common Stock was to be excluded from Nasdaq, it would adversely affect the prices of such securities and the ability of holders to sell them, and the Company would be required to comply with the initial listing requirements to be relisted on Nasdaq.

     If the Company is unable to satisfy Nasdaq's maintenance requirements and the price per share were to drop below $5.00, then unless the Company satisfied certain net asset tests, the Company's Common Stock would become subject to certain penny stock rules promulgated by the Securities and Exchange Commission (the "Commission"). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Common Stock becomes subject to the penny stock rules, investors in the Offering may find it more difficult to sell their shares.


RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS

     This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the development of the Company's business. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's business strategy and assumptions that the Company will be profitable, that the contract manufacturing industry will not change materially or adversely, and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assuance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

ABSENCE OF DIVIDENDS

     The Company has never paid any cash dividends on the Common Stock and does not expect to pay any cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

                                  THE COMPANY

     The Company provides comprehensive contract manufacturing and engineering services to original equipment manufacturers ("OEMs"). The Company initially provided design and engineering services to IBM's main frame computer development and manufacturing operations in New York's Hudson Valley ("IBM-Hudson Valley"). Over a 25-year period, the Company's relationship with IBM-Hudson Valley evolved to the point where by the mid-1980's the Company assembled, wired and tested a significant portion of the IBM-Hudson Valley main frame computers that were produced. IBM-Hudson Valley became the Company's principal customer, providing for over 90% of its revenues. Commencing in 1990, IBM-Hudson Valley's main frame sales began to decline due to the recession and the shift in technology to personal computer-based systems. In December 1992, IBM-Hudson Valley eliminated the use of substantially all main frame assembly vendors, including the Company. As a result, the Company had significant reductions in revenues and incurred substantial losses. Accordingly, during 1993 and 1994 the Company undertook a restructuring of its operations wherein it implemented a significant downsizing, re-engineered its operations and commenced intensive efforts to market its contract manufacturing services to other OEMs.

     While the IBM-Hudson Valley down-sizing greatly affected the Company, management believes that its relationship with IBM-Hudson Valley permitted the Company to evolve into a vertically integrated, contract manufacturer with a well disciplined quality control program. In May 1996, the Company's quality control program was certified as conforming to ISO 9002, an international quality standard.

     The Company was incorporated in New York in May 1965 under the name Dutchess Design & Development, Inc. In July 1996, the Company was reincorporated in Delaware under its present name. The Company maintains its executive offices at 1 Industry Street, Poughkeepsie, New York 12603. The Company's telephone number is (914) 452-3000.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 1,400,000 shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per share are estimated to be approximately $6,722,000 (or approximately $7,818,000 if the Underwriters' over-allotment option is exercised in full), after deducting the underwriting discount, the non-accountable expense allowance and other estimated Offering expenses payable by the Company.


     The Company intends to use the estimated net proceeds of the Offering as follows: (i) approximately $2,000,000 for repayment of certain indebtedness, consisting of $900,000 in principal amount of the Company's 10% Senior Secured Notes due June 30, 1999 (the "Notes") and $1,100,000 in principal amount of the Bridge Notes; (ii) approximately $2,000,000 to increase staffing and purchase materials to fill backlog requirements during the next 12 months; (iii) approximately $1,400,000 for the purchase of new capital equipment and making other improvements to the Company's manufacturing facilities, including approximately $300,000 which will be used to refurnish a currently inactive plant; (iv) approximately $350,000 for sales and marketing activities, including hiring additional personnel for sales, purchasing multimedia laptop computers for sales presentations, updating and printing new sales literature, increasing the amount of advertisements, increasing the number of trade shows at which the Company can make presentations and other related sales expenses; (v) approximately $350,000 for refining the Company's POM manufacturing software (for the Company's own internal use as well as for marketing the product to others) by hiring additional engineering and marketing personnel; and (vi) the balance, approximately $622,000 (plus any proceeds received from the exercise of the Underwriters' over-allotment option), for working capital and other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

     The amounts and timing of the above expenditures may vary and will depend on numerous factors, including, but not limited to, timing of orders from major customers and timing of expenditures in response to such orders. Management of the Company believes that the Company's existing and anticipated capital resources, including the estimated net proceeds of this Offering, will enable it to fund its planned operations for a period of at least 12 months from the date of this Prospectus. There can be no assurance, however, that the Company will realize cash flow from operations or that such cash flow will be sufficient to satisfy the Company's requirements for any particular period of time.

     Pending the aforementioned uses, the net proceeds from this Offering will be invested in short-term, investment grade interest bearing obligations.

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company (a) as of December 27, 1996 and (b) on an as adjusted basis giving effect to (i) the sale of shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per share, less the underwriting discount, the non-accountable expense allowance and the offering expenses payable by the Company,
(ii) the initial application of the estimated net proceeds therefrom, and (iii) a non-cash charge of $93,000, net of income tax, for the unamortized portion of the debt costs relating to the repayment of a portion of the Notes and all of the Bridge Notes from a portion of the net proceeds of this Offering. See
"Use of Proceeds."



                                                                          DECEMBER 27, 1996
                                                                    ----------------------------
                                                                      ACTUAL(1)     AS ADJUSTED
                                                                    -------------   ------------
Current portion of long-term debt(1)  ...........................    $1,938,000      $  873,000
                                                                     ==========      ==========
Long-term debt(1)   .............................................     8,783,000       7,883,000
Stockholders' equity:
 Preferred stock, $.01 par value; 1,000,000 shares authorized;
 none issued  ...................................................             -               -
Common stock, $.01 par value; 10,000,000 shares authorized;
 632,917 shares issued and outstanding, actual; 2,032,917 shares
 issued and outstanding, as adjusted  ...........................         6,000          20,000
 Additional paid-in capital  ....................................       327,000       7,035,000
 Retained earnings  .............................................       744,000         651,000
                                                                     ----------      ----------
Total stockholders' equity  ....................................      1,077,000       7,706,000
                                                                     ----------      ----------
Total capitalization   ..........................................    $9,860,000     $15,589,000
                                                                     ==========      ==========


----------------
(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes to Consolidated Financial Statements for information regarding the Company's long-term debt.

                                   DILUTION


     At December 27, 1996, the net tangible book value of the Company was $173,000 or $.27 per share. Net tangible book value per share represents the Company's total tangible assets, less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the 1,400,000 shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per share and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company at December 27, 1996 would have been $7,213,000, or $3.55 per share. This represents an immediate increase in net tangible book value of $3.28 per share to the existing stockholders and an immediate dilution in net tangible book value to new investors of $2.45 per share. The following table illustrates this per share dilution.



Assumed initial public offering price per share   .....................              $6.00
 Net tangible book value per share before the Offering  ...............    $ .27
 Increase attributable to new investors  ..............................     3.28
                                                                           ------
Pro forma net tangible book value per share after the Offering   ......               3.55
                                                                                     ------
Dilution to new investors .............................................              $2.45
                                                                                     ======



     If the Underwriters' over-allotment option is exercised in full, the pro forma net tangible book value per share of Common Stock after this Offering would be $3.70 per share, which would result in dilution to new investors in this Offering of $2.30 per share of Common Stock.


     The following table summarizes on a pro forma basis, as of the date of this Prospectus, the difference between the existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid, assuming an initial public offering price of $6.00 per share.


                                     SHARES PURCHASED          TOTAL CONSIDERATION
                                 -------------------------- --------------------------
                                                                                         AVERAGE PRICE
                                  NUMBER       PERCENT        AMOUNT        PERCENT       PER SHARE
                                 ---------     ---------    -----------     ----------   -------------
Existing stockholders   ......     632,917         31.1%      $   3,833          0.05%       $ 0.006
New investors  ...............   1,400,000         68.9%      8,400,000         99.95%       $  6.00
                                 ---------       ------       ---------       -------        --------
  Total  .....................   2,032,917        100.0%     $8,403,833        100.00%
                                 =========       ======       =========       =======


                                DIVIDEND POLICY

     The Company has not paid any cash dividends since its inception and does not intend to pay any cash dividends on its Common Stock in the foreseeable future. The payment of any dividends in the future will depend on the evaluation by the Company's Board of Directors of such factors as it deems relevant at the time. Currently, the Board of Directors believes that all of the Company's earnings, if any, should be retained for the development of the Company's business.

                              CONCURRENT OFFERING


     Concurrently with this Offering, the Company is registering, (a) for the account of holders of the Notes (the "Noteholders") (i) warrants to purchase 500,000 shares of Common Stock exercisable at a price of $ per share [47.5% of the initial public offering price] for a ten-year period from consummation of this Offering (the "Noteholder Warrants"), and (ii) 500,000 shares of Common Stock issuable upon exercise of the Noteholder Warrants (the "Underlying Shares"), and (b) for the account of the Company's placement agent in connection with the offer and sale of the Notes, and its assigns, (i) warrants to purchase 33,333 shares of Common Stock exercisable at a price of $ per share [the initial public offering price] for a five-year period from consummation of this Offering (the "Placement Agent Warrants"), and (ii) 33,333 shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the "Placement Agent Shares"). These securities are not being underwritten in the Offering and the Company will not receive any proceeds from the sale of these securities. The Noteholder Warrants and Placement Warrants will not be exercisable and may not be sold for a period of two years from consummation of this Offering without the prior written consent of the Company and Meyers. The Company will not receive any proceeds from the sale of such shares. Expenses of the Concurrent Offering, other than fees and expenses of counsel to the Selling Security Holders and selling commissions, will be paid by the Company. Sales of such shares by the Selling Security Holders or the potential of such sales may have an adverse effect on the market price of the Shares offered hereby. See "Risk Factors-Shares Eligible for Future Sale."

                            SELECTED FINANCIAL DATA


     The statement of operations data set forth below for the years ended June 30, 1995 and 1996, and the balance sheet data set forth below as of June 30, 1996 have been derived from the Company's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The balance sheet data as of June 30, 1995 have been derived from the Company's audited balance sheet, which is not included herein. The statement of operations data for the six months ended December 29, 1995 and December 27, 1996 and the balance sheet data as of December 27, 1996 are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial condition and results of operations for such periods. The results of operations for the six months ended December 27, 1996 are not necessarily indicative of the results to be expected for any other interim period or the entire year. This data should be read in conjunction with the consolidated financial statements and the notes thereto and other financial information appearing elsewhere in this Prospectus.



                                                      YEAR ENDED JUNE 30,                 SIX MONTHS ENDED
                                                -----------------------------     -------------------------------
                                                                                  DECEMBER 29,      DECEMBER 27,
                                                   1995             1996              1995             1996
                                                --------------   ------------     ---------------   -------------
STATEMENT OF OPERATIONS DATA:
Net sales   .................................    $18,655,000      $26,112,000       $13,326,000       $8,210,000
Cost of goods sold   ........................     14,834,000       20,438,000        10,662,000        6,034,000
                                                 -----------      -----------       -----------       ----------
Gross profit   ..............................      3,821,000        5,674,000         2,664,000        2,176,000
Selling, general and
 administrative expense    ..................      2,757,000        4,492,000         2,240,000        1,742,000
                                                 -----------      -----------       -----------       ----------
Income from operations  .....................      1,064,000        1,182,000           424,000          434,000
Other income (expense)  .....................         (1,000)         199,000           216,000           51,000
Interest expense  ...........................        762,000          977,000           374,000          766,000
                                                 -----------      -----------       -----------       ----------
Income (loss) before income taxes   .........        301,000          404,000           266,000         (281,000)
Provision (benefit) for income taxes   ......        129,000           (3,000)          (61,000)        (118,000)
                                                 -----------      -----------       -----------       ----------
Net income (loss) ...........................    $   172,000          407,000           327,000         (163,000)
                                                 -----------      -----------       -----------       ----------
Net income (loss) per common share  .........    $       .27      $       .64       $       .52       $     (.26)
                                                 ===========      ===========       ===========       ==========
Weighted average number of common
 shares outstanding  ........................        632,917          632,917           632,917          632,917




                                                           JUNE 30,
                                                 ---------------------------
                                                                                 DECEMBER 27,
                                                    1995            1996            1996
                                                 -------------   -----------     ------------
BALANCE SHEET DATA:
Working capital ..............................    $1,617,000      $4,482,000       $3,238,000
Current assets  ..............................     8,502,000       9,520,000        7,844,000
Total assets .................................    14,583,000      15,854,000       14,768,000
Current liabilities   ........................     6,885,000       5,038,000        4,606,000
Long-term debt, net of current portion  ......     6,897,000       9,602,000        8,783,000
Stockholders' equity ........................        505,000         913,000        1,077,000

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL


     The Company provides comprehensive contract manufacturing and engineering services to OEMs. The Company was formed in 1965 to provide design and engineering services to IBM-Hudson Valley. Over a 25-year period, the Company's relationship with IBM-Hudson Valley evolved to the point where by the mid-1980's the Company assembled, wired and tested a significant portion of IBM-Hudson Valley's main frame computers. IBM-Hudson Valley became the Company's principal customer, providing over 90% of its revenues. Commencing in 1990, IBM-Hudson Valley's main frame sales began to decline due to the recession and the shift in technology to personal computer-based systems. In December 1992, IBM-Hudson Valley eliminated the use of substantially all main frame assembly vendors, including the Company. As a result, the Company had significant reductions in revenues and incurred substantial losses. Accordingly, during 1993 and 1994 the Company undertook a restructuring of its operations wherein it implemented a significant downsizing, re-engineered its operations and commenced intensive efforts to market its contract manufacturing services to other OEMs. While the IBM-Hudson Valley down-sizing greatly affected the Company, management believes that its relationship with IBM-Hudson Valley permitted the Company to evolve into a vertically integrated, contract manufacturer with a well disciplined quality control program. In May 1996, the Company's quality control program was certified as conforming to the International Standards Organization 9002 ("ISO 9002"), a recognized international standard for quality management systems for companies that manufacture, inspect and test products. Conformance to ISO 9002 is determined by third party agencies.


     According to reports by Technology Forecasters, Inc., a Berkeley, California research firm, contract manufacturers are expected to do nearly $25 billion of business in the United States and Canada in 1996. Moreover, according to these reports, growth in this industry is forecasted at 26% a year through 1999. The overall market for the Company's services is diffuse with numerous concerns engaged in various aspects thereof. However, management believes the technological know-how and capital investment required to engage in contract manufacturing and the development of software designed for this industry pose relatively high barriers to entry into these markets. To date, foreign competition has not played a significant role in the contract manufacturing market. The Company believes that its ability to produce high quality products and deliver them on a timely basis combined with sophisticated engineering and manufacturing capabilities allows the Company to compete effectively. The Company plans to market its POM manufacturing software to contract manufacturers and, ultimately, to other concerns engaged in manufacturing operations. Accordingly, the Company believes that the potential market for the POM manufacturing software is large and varied.


     The Company is currently dependent upon a small number of large customers. For Fiscal 1995, the Company's four largest customers accounted for approximately 71% of net sales and for Fiscal 1996, the Company's five largest customers accounted for approximately 73% of net sales. While the Company is pursuing a strategy of diversifying its customer base, the Company expects to continue to depend upon a relatively small number of customers for a significant percentage of its revenues for the foreseeable future. Significant reductions in sale to any of the Company's large customers would have a material adverse effect on the Company. There can be no assurance that present or future customers will not terminate their manufacturing arrangements with the Company or significantly change, reduce or delay the amount of manufacturing services ordered from the Company. Any such termination of the manufacturing relationship or change, reduction or delay in orders could have an adverse effect on the Company. During the six months ended December 27, 1996, two of the Company's largest customers temporarily reduced shipment levels due to their inventory backlog. As a result, the Company's results of operations for the period were adversely affected. The Company anticipates the reduced level of shipments combined with delays in raising additional capital to adversely affect results for the third quarter of Fiscal 1997.


     While a majority of the Company's net sales are derived from several of the Company's customers who provide production requirements for one year in the form of yearly purchase orders, the remaining net sales are derived from others who do not commit to firm production schedules for more than one quarter in advance. As a result, such customers' order fluctuations and deferrals have from time to time in the past, had an adverse effect on the Company's results of operations, and there can be no assurance that the Company will not experience such effects in the future.

     The Company typically provides services to customers which focus on the computer, computer peripherals, telecommunications, postal equipment, semiconductor, environmental, test equipment, process equipment and industrial equipment industries. These industries are characterized by rapidly changing technology, short product life cycles and continuing process development. Accordingly, the Company must maintain technological leadership and successfully anticipate or respond to technological changes in manufacturing processes. In order to accomplish this, a portion of the proceeds from this Offering will be utilized for purchasing new equipment and making capital improvements. Although a portion of the proceeds from this Offering will be used to refine the Company's POM manufacturing software, the Company has not yet finalized its plans for licensing this software. The Company expects to focus on increasing sales from existing customers and by adding new customers and increasing profits by reducing costs. The Company may also grow by acquiring other contract manufacturers. These acquisitions may allow the Company to expand into other regions of the country and possibly abroad although management of the Company has not identified any other regions or countries. The Company has no current commitment or understanding with, and has not entered into negotiations with, any acquisition candidates.

RESULTS OF OPERATIONS


SIX MONTHS ENDED DECEMBER 27, 1996 AS COMPARED TO SIX MONTHS ENDED DECEMBER 29,
   1995

     For the six months ended December 27, 1996, the Company's net sales decreased by $5,116,000 or 38.4% to $8,210,000 from $13,326,000 for the six months ended December 29, 1995. The decrease in sales was, in part, a result of a temporary reduction in shipments by two of the Company's largest customers due to their inventory backlog and a delay in raising additional capital, which resulted in an adverse effect on the Company's ability to obtain and fund new orders.

     Costs of goods sold for the six months ended December 27, 1996 decreased by $4,629,000 or 43.4% to $6,033,000 from $10,662,000 for the six months ended
December 29, 1995. The decrease in cost of goods sold is primarily the result of the reduction of sales. Gross profit as a percentage of net sales increased by 6.5% from 20% for the six months ended December 29, 1995. The improvement in gross profit percentage reflects the efficiencies achieved by management through cost reduction and selected price increases.

     Selling, general and administrative expenses decreased for the six months ended December 27, 1996 by $498,000 or 22.2% to $1,742,000 from $2,240,000 for the six months ended December 29, 1995. The decrease in selling, general and administrative expenses is primarily the result of reductions to support staff. In addition, these expenses decreased in part as a result of a recovery of bad debts of $90,000.

     Other income decreased for the six months ended December 27, 1996 by $165,000 or 76.6% to $51,000 from $216,000 for the six months ended December 29, 1995. Other income in the six months ended December 29, 1995 included a gain of $167,000 on the August 1995 sale of a North Carolina facility owned by the Company.

     Interest expense increased for the six months ended December 27, 1996 by $392,000 or 104.9% to $766,000 from $374,000 for the six months ended December 29, 1995. The increase in interest expense reflects both an increase in interest rates and in amounts borrowed, including the $2,000,000 of the Notes, $1,100,000 raised from the issuance of the Bridge Notes and a $1,000,000 increase in the Company's revolving bank line of credit (the "Line of Credit") with Banker's Trust Company (the "Bank").

     Benefit for income tax increased for the six months ended December 27, 1996 by $57,000 or 93.4% to $118,000 from $61,000 for the six months ended December 29, 1995. The tax benefit provided during the period ended December 29, 1995 included a reduction of the previously established deferred tax asset valuation allowance relating to the utilization of a capital loss carryforward of $172,000, resulting from the sale of the Company's North Carolina facility in August 1995. The Company realized a tax benefit from the loss during the period ended December 27, 1996.


FISCAL 1996 AS COMPARED TO FISCAL 1995

     During Fiscal 1996, the Company's net sales increased by $7,457,000 or 40.0% to $26,112,000 from $18,655,000 for Fiscal 1995. Sales growth was primarily a result of the Company's broadening of its customer base and expansion of its relationships with existing customers.

     Cost of goods sold for Fiscal 1996 increased by $5,604,000 to $20,438,000 from $14,834,000 for Fiscal 1995, an increase of 37.8%. The increase in the cost of goods sold was primarily related to an increase in sales and a corresponding increase in variable costs, primarily material and direct labor. Gross profit as a percentage of net sales increased by 1.2% to 21.7% in Fiscal 1996 from 20.5% in Fiscal 1995. The improvement in gross profit reflects the efficiencies achieved by management through cost reduction and the use of the Company's POM manufacturing software and selected price increases in the fourth quarter of Fiscal 1996.

     Selling, general and administrative expenses increased by $1,735,000 or 62.9% to $4,492,000 for Fiscal 1996 from $2,757,000 for Fiscal 1995. The increase in expenses was primarily due to increased staffing requirements and related expenses resulting from increased demand for the Company's products. The expenses for Fiscal 1995 were favorably impacted by recovery of bad debts which reduced expenses by $205,000.

     Other income (expense) for Fiscal 1996 consisted of income of $199,000 as compared to expense of $1,000 for Fiscal 1995. The other income was primarily the result of a gain in the amount of $167,000 on the sale of the Company's North Carolina facility in August 1995.


     Interest expense increased to $977,000 for Fiscal 1996 from $762,000 for Fiscal 1995. The increase in interest expense reflects both an increase in interest rates and amounts borrowed, including the $2,000,000 raised from the sale of the Notes and a $1,000,000 increase in Line of Credit. Interest expense was also affected by an agreement with the Bank to pay an additional interest fee to the Bank, based upon the Company's obtaining the Note financing. Of the $200,000 additional interest fee, $100,000 was expensed in Fiscal 1995 and $60,000 was expensed in Fiscal 1996.


     Net income increased by $235,000 or 137% to $407,000 for Fiscal 1996 from $172,000 for Fiscal 1995. Contributing to the improvement in net income was a lower income tax provision. This decrease resulted from a reduction of the previously established deferred tax asset valuation allowance relating to the utilization of a capital loss carryforward of $172,000 in August 1995.

LIQUIDITY AND CAPITAL RESOURCES


STATEMENTS OF CASH FLOWS

     Net cash provided by operations was $274,000 for the six months ended December 27, 1996 as compared to $168,000 used in operations for the six months ended December 29, 1995. The increase in cash provided by operations was the result of a significant decrease in accounts receivable and inventory offset by decreases in accounts payable and accrued expenses. The inventory reduction was primarily a result of the implementation of a new feature in the POM manufacturing software and a change of policy in the Company's purchasing department. See "-Liquidity." Net cash used in financing activities during the six months ended December 27, 1996 was $274,000. During this period $1,100,000 was provided from the issuance of the Bridge Notes, $1,043,000 of long-term debt was repaid, $316,000 of financing costs were incurred and payments of deferred compensation of $15,000 were made. Working capital decreased to $3,238,000 at December 27, 1996 from $3,324,000 at December 29, 1995.

     Net cash used in operations was $1,944,000 for Fiscal 1996 as compared to $637,000 for Fiscal 1995. The increase in cash used in operations was primarily the result of an increase in inventory and a reduction in current liabilities. Financing activities during Fiscal 1996 included $2,000,000 from the issuance of the Notes as described below and $1,000,000 from an increase in borrowing under the Line of Credit. During Fiscal 1996, the Company repaid $1,312,000 of long-term debt and incurred $503,000 of financing costs.


LINE OF CREDIT


     The Line of Credit currently permits borrowings of up to $3,730,000. The amount available for borrowings under the Line of Credit is determined pursuant to a formula based upon the Company's eligible accounts receivable and inventory. As of December 27, 1996, $2,926,000 was outstanding under the Line of Credit and the Company had $804,000 available for additional borrowings.

     The Line of Credit currently bears interest at the rate of 9.75% (prime plus 11|M/2%). The Line of Credit is secured by a first lien on substantially all of the Company's assets other than a second lien on inventory. In addition, the Bank holds mortgages on two of the Company's properties, which mortgages had an aggregate principal balance of approximately $3,347,000 as of December 27, 1996. The Bank has extended to the Company the Equipment Line with an outstanding principal balance as of December 27, 1996 of $455,000. The Equipment Line is due March 31, 1997. The Company is currently seeking an extension of the Equipment Line and intends to refinance such indebtedness with a new credit facility to be negotiated. There can be no assurance that the Company will be able to obtain an extension of the Equipment Line and, if obtained, whether the Company will be able to refinance the Equipment Line.


     The Line of Credit contains certain financial operating covenants, including requirements that the Company maintain minimum net worth levels, prohibitions on the ability of the Company to incur certain additional indebtedness and restrictions on the ability of the Company to make capital expenditures, to incur or suffer to exist certain liens and to take certain other actions, including restricting the payment of dividends by certain subsidiaries to the Company. The Company is currently in compliance with all covenants under the Line of Credit.


     Following consummation of this Offering, the Company intends to refinance its indebtedness to the Bank and secure a new credit facility with an increased borrowing limit. On May 31, 1996, the Company entered into an agreement with the Bank which will permit the Company to repay its existing indebtedness to the Bank at a discount of approximately $460,000, provided such option is exercised on or before March 31, 1997. Management of the Company believes that the Bank agreed to accept repayment of the Line of Credit at a discount in order to encourage the Company to find another source for its financial needs as the Bank no longer provides commercial lending on a short-term basis. There are no continuing obligations or conditions imposed upon the Company in connection with the repayment of the Line of Credit. As of the date of Prospectus, the Company is negotiating with a number of financial institutions to refinance its existing credit facility. There can be no assurance that the Company will be able to successfully do so.


PRIVATE DEBT OFFERINGS

     In December 1995 and February 1996, the Company sold an aggregate of $2,000,000 in principal amount of Notes to the Noteholders in a private placement. Interest on the Notes accrues at the rate of 10% per annum and is payable quarterly. A portion of the Notes, which are secured by a first lien on the Company's inventory, will be due and payable upon consummation of this Offering and a portion of the net proceeds of this Offering will be used to effect such repayment. See "Use of Proceeds." The Agreement under which the Notes were issued (the "Note Purchase Agreement") provided that the Noteholders would receive, upon consummation of an initial public offering by the Company, such number of shares of Common Stock of the Company determined by dividing the aggregate public offering price of the securities sold in such initial public offering by the public offering price per share (the
"Noteholder Shares") and Noteholder Warrants to purchase an equal number of shares of

Common Stock at an exercise price equal to such public offering price per share. In December 1996, the Company and the Noteholders amended the Note Purchase Agreement to, among other matters, (i) provide that $900,000 in principal amount of the Notes will be paid upon consummation of this Offering and the remaining $1,100,000 in principal amount of the Notes shall be due and payable on the thirteen month anniversary of the consummation of this Offering, (ii) release the Noteholders' security interest in the Company's inventory upon consummation of this Offering, although the Notes will continue to be senior to all indebtedness of the Company other than bank or similar debt, (iii) eliminate the Noteholders' rights to receive the Noteholder Shares and (iv) issue to the Noteholders 500,000 Noteholder Warrants. Moreover, the Company and the Noteholders agreed that the Noteholder Warrants will be exercisable at a price equal to 47.5% of the initial public offering price of the shares of Common Stock offered hereby ($2.85 per share assuming an initial public offering price of $6.00 per share) for a ten year period from consummation of this Offering. In addition to the foregoing, the investment banking firm that assisted the Company in connection with the placement of the Notes, and its assignees (which include the Noteholders), will be entitled to receive the Placement Agent Warrants to purchase 33,333 Placement Agent Shares at a price equal to the initial public offering price of the Common Stock offered hereby, exercisable for a five-year period from consummation of this Offering. Notwithstanding the foregoing, the Noteholder Warrants and Placement Agent Warrants will not be exercisable and may not be sold for a period of two years from consummation of this Offering without the prior written consent of the Company and Meyers. The Noteholder Warrants, the Underlying Shares, the Placement Agent Warrants and the Placement Agent Shares are registered in the Registration Statement of which this Prospectus forms a part. See "Concurrent Offering."

     In August 1996, the Company sold an aggregate of $1,100,000 in aggregate principal amount of Bridge Notes to several investors in a private placement. Interest on the Bridge Notes accrues at the rate of 10% per annum, subject to certain events described in the Bridge Notes which would result in interest accruing at a higher rate. The Bridge Notes were due at the earliest of January 31, 1997, the closing date of an initial public offering or upon the sale of the Company. The Bridge Investors have advised the Company that they do not intend to take any action with respect to the Bridge Notes until the earlier of consummation of this Offering at which time the Bridge Notes will be repaid or April 28, 1997. See "Use of Proceeds." Holders of the Bridge Notes received warrants to purchase an aggregate of 112,500 shares of Common Stock (the "Bridge Warrants"). In addition, the investment banking firm which assisted in the placement of the Bridge Notes received Bridge Warrants to purchase 11,250 shares of Common Stock. The Bridge Warrants are exercisable at a price equal to 51.5% of the initial public offering price of the shares of Common Stock offered hereby ($3.09 per share assuming an initial public offering price of $6.00 per share) for a five-year period commencing six months after consummation of this Offering. Notwithstanding the foregoing, the Bridge Warrants will not be exercisable and may not be sold for a period of 18 months from consummation of this Offering without the prior written consent of Meyers. The holders of the Bridge Warrants have been accorded registration rights under the Securities Act with respect to the Bridge Warrants and the shares of Common Stock underlying the Bridge Warrants. At September 27, 1996, the Company was in default under a covenant contained in the Bridge Notes requiring the Company to maintain a specified level of stockholders' equity. Such default has been waived by the holders of the Bridge Notes, who have also agreed to lower the level of stockholders' equity the Company is required to meet. In connection with the waiver, the interest rate on the Bridge Notes increased to 12.5% retroactively as of the date of issuance.

     Upon consummation of this Offering, the Company will record a non-cash charge of $93,000, net of income tax, for the unamortized portion of the debt costs relating to the repayment of a portion of the Notes and all of the Bridge Notes from a portion of the net proceeds of this Offering.


LIQUIDITY

     The Company's annual and quarterly operating results may be affected by a number of factors, including the Company's ability to manage inventories, shortages of components or labor, the degree of automation used in the assembly process, fluctuations in material costs and the mix of material costs versus labor. Manufacturing and overhead costs are also significant factors affecting the annual and quarterly operating results of the Company. Other factors include price competition, the ability to pass on excess costs to customers, the timing of expenditures in anticipation of increased sales and customer product delivery requirements. Any one of these factors, or a combination thereof, could adversely affect the Company. The Company's primary pricing method is a fixed price; however, any costs in excess of the original quotation or resulting from customer changes are typically passed on to the customer.


     For Fiscal 1995 and Fiscal 1996, the Company's growth in revenues and corresponding increases in inventory were in excess of the increase in accounts payable and decreases in accounts receivable. This has resulted in negative operating cash flows for the Company. In order to remedy the negative operating cash flows, management of the Company plans a reduction of inventory and a reduction of costs combined with reduced spending in direct labor related areas and parts purchased for inventory. Also impacting the growth in inventory was a shift in scheduled shipments for a major customer. Once normal scheduling resumes, the Company intends to liquidate the excess inventory related to this customer. To accomplish a reduction of inventory, management of the Company has enhanced the features of the POM manufacturing software to allow management to parcel a large job into small production runs called manufacturing kits ("Kits"). The POM manufacturing software tracks the status of each Kit and allows management to modify each Kit in the same manner as it is able to modify the entire job. Any modifications to Kits are sent to the Company's purchasing agents, expediters and suppliers. In addition, the Company's policies with its suppliers have been modified to require that purchase orders are not to be considered firm until 10 days within the date the materials are required to be delivered to the Company. The Company plans to achieve a labor cost reduction through improved efficiencies expected to result from improvements to the POM manufacturing software and new equipment to be purchased from the proceeds of this Offering. See "Use of Proceeds."


     Management believes that consummation of this Offering, combined with the measures described above, will remedy the Company's history of negative operating cash flows. However, no assurance can be given that the Offering will be consummated or, if it is consummated, that the Company will be able to reverse its history of negative operating cash flows. Moreover, if this Offering is not consummated, management believes that the negative operating cash flows will have a material adverse effect on the Company's liquidity.

     The Company anticipates that it will incur capital expenditures of approximately $1,400,000 through the fiscal year ending June 30, 1998. Such expenditures will be primarily for the acquisition of additional assembly and manufacturing equipment and for refurbishment of the Company's currently idle second plant. See "Use of Proceeds."

     Management of the Company believes that the Company's existing and anticipated capital resources, including the estimated net proceeds of this Offering, will enable it to fund its planned operations for a period of at least 12 months from the date of this Prospectus. There can be no assurance that the Company will realize cash flow from operations or that such cash flow will be sufficient, in which case the Company may require additional financing, and may seek to raise funds through subsequent equity or debt financings, or through other sources. Moreover, the Line of Credit places restrictions on the Company's ability to obtain financing either through the offering of equity or incurrence of additional debt. No assurance can be given that additional funds will be available to the Company to finance its development on acceptable terms, if at all. Additional financings may result in dilution to existing stockholders. If funds are needed but are not available in adequate amounts from additional financing sources or from operations, the Company's business may be materially and adversely affected.


NET OPERATING LOSS CARRYFORWARDS

     As of December 27, 1996, the Company had an NOL for federal income tax purposes of approximately $4,200,000 which expires in 2011, and no NOL for state income tax purposes. Although the Offering is expected to result in a "change of control" for federal tax purposes, the limitation on the Company's ability to utilize such NOL will not be significant. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that deferred tax assets be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of such assets will not be realized. The Company monitors the realizability of such assets and establishes a valuation allowance for all amounts that will not be realized. As of December 27, 1996, the total valuation allowance was $228,000.


IMPACT OF NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and SFAS No. 123, "Accounting for Stock-Based
Compensation." The Company has adopted SFAS Nos. 121 and 123 during Fiscal
1997 and does not believe that their adoption will have a material effect on the Company.

                                   BUSINESS

GENERAL

     The Company provides comprehensive contract manufacturing and engineering services to OEMs. The Company specializes in the fabrication, assembly and testing of complex industrial products and non-invasive medical equipment. The Company manufactures complete systems, as well as assemblies, including printed circuit boards, cable and wire harnesses and other electro-mechanical assemblies. The Company complements its basic manufacturing services by providing its customers with a broad range of sophisticated product engineering and design services. Products manufactured by the Company range from highly sophisticated atomic force microscopes (which measure the electrical field of an atom) to less complex products such as sign plotting devices. Representative customers of the Company include ENI (a division of Astec America, Inc.), General Electric Co., Gerber Scientific Co., IBM, Lockheed Martin Corporation (formerly Loral Federal Systems Company), Materials Research Corporation (a division of Sony Corporation), Motorola Corporation and the United States Postal Service.


     Downsizing by American industry, combined with rapid change, strong competition and increasingly shorter product life cycles in various industries, have made it considerably less attractive for OEMs to manufacture in-house, particularly low unit volume products or short cycle electronic products. As a result, many OEMs have adopted and are becoming increasingly reliant upon manufacturing outsourcing strategies and on contract manufacturers to satisfy their mainstream manufacturing requirements. Management of the Company believes that this trend will continue. According to reports by Technology Forecasters, Inc., contract manufacturers were expected to do nearly $25 billion of business in the United States and Canada in 1996. In addition, growth in this industry is forecasted at 26% a year through 1999. Moreover, according to these reports, electronics contract manufacturing worldwide was expected to be a $50 billion business in 1996 and will nearly double in 1999.


     The Company believes that its ability to produce high quality products and deliver them on a timely basis combined with sophisticated engineering and manufacturing capabilities has resulted in an expansion of its relationships with existing customers and the addition of new customers. In addition, the Company's proprietary POM manufacturing software is an integral part of the Company's services as it assists the Company in controlling its manufacturing operations from estimating to shipping to billing. The POM manufacturing software is a real time system which allows the Company to track specific projects as they move through the production cycle and to make adjustments as necessary in order to control costs and achieve higher levels of quality control and efficiencies.

INDUSTRY OVERVIEW

     OEMs originally utilized contract manufacturing sources primarily to reduce labor costs in the production of electronic assemblies and to provide for additional manufacturing capacity in times of peak demand. These early contract manufacturers typically were employed on a consignment basis in which the OEM provided the circuit and production designs, procured all components and performed the final product listing.

     During the early 1980's, the commercialization of the personal computer began to fuel substantial growth in the electronics and other industries and, with it, the growth of contract manufacturers. Despite rapid growth in the electronics industry, the market soon became characterized by intense price competition and demands for more frequent product introductions. In an effort to survive and meet the requirements of the marketplace, OEMs were forced to restructure and focus their resources on core strategic strengths, such as product development, software design and marketing, and to outsource capital intensive manufacturing operations to specialists. As contract manufacturers began to perform more turnkey services, the relationship between OEMs and contract manufacturers became more strategic in nature, with the two now linked in a close relationship to deliver cost-effective, high quality products quickly to the marketplace.

     OEMs utilize contract manufacturers for the following reasons:

     REDUCE TIME TO MARKET. Due to intense competitive pressures in the electronics, industrial products and medical equipment industries, OEMs are faced with increasingly shorter product life-cycles and therefore have a growing need to reduce the time required to bring a product to market. OEMs can generally reduce their time to market by using the established manufacturing expertise and infrastructure of contract manufacturers.

     REDUCE CAPITAL INVESTMENT. As electronics, industrial products and medical equipment have become more technologically advanced, the manufacturing process has become increasingly automated requiring a greater level of investment in capital equipment. Contract manufacturers enable OEMs to gain access to advanced manufacturing facilities, thereby reducing the OEMs' overall capital equipment requirements.

     FOCUS RESOURCES. Because the electronics, industrial products and medical equipment industries are experiencing greater levels of competition and more rapid technological change, many OEMs increasingly are seeking to focus their resources on activities and technologies in which they add the greatest value. By offering comprehensive design, assembly and turnkey manufacturing services, contract manufacturers allow OEMs to focus on core technologies and activities such as product development, marketing and distribution.

     ACCESS LEADING MANUFACTURING TECHNOLOGY. Products and manufacturing technology have become increasingly sophisticated and complex, making it difficult for OEMs to maintain the necessary technological expertise in process development and control. OEMs are motivated to work with a contract manufacturer in order to gain access to the contract manufacturer's process expertise and manufacturing know-how.

     IMPROVE INVENTORY MANAGEMENT AND PURCHASING POWER. OEMs are faced with increasing difficulties in planning, procuring and managing their inventories efficiently due to frequent design changes, short product life-cycles, large investments in electronic components, component price fluctuations and the need to achieve economies of scale in materials procurement. OEMs can generally reduce production costs by using the procurement capabilities of the contract manufacturer. By utilizing a contract manufacturer's expertise in inventory management, OEMs can generally better manage inventory costs and increase their return on assets.

BUSINESS STRATEGY

     The Company focuses on servicing OEMs who produce complex, high dollar value industrial products where high quality manufacturing is extremely important. Management of the Company believes that profits for such products tend to generate higher gross profit margins. The Company's objective is to increase revenues and improve profitability by utilizing its POM manufacturing software and sophisticated manufacturing, engineering and design services to offer customers comprehensive manufacturing solutions. The Company intends to realize its objective by implementing the following strategies:

     INCREASE SALES FROM EXISTING CUSTOMERS AND ADD NEW CUSTOMERS. The Company plans to expand existing relationships and seek new customers in the markets it currently serves and in additional markets. The Company plans to increase the amount of sales to existing customers by devoting more time to these customers through an increased sales force and by offering improved and expanded services such as faster metal cutting machining centers, faster sheet metal punching equipment, expanded painting facilities and more rapid and less expensive testing procedures and equipment. While the Company has an on-going quality improvement program, the Company will intensify its efforts in educating its employees on the Company's quality requirements and in measuring its employees conformance to these requirements. Additionally, the Company will improve on its monthly quality assurance technical audits in conformance with the international quality process specification and have an outside certified auditor audit the quality management system every six months. The Company also intends to increase the frequency of its customer satisfaction surveys from quarterly to monthly. The Company is also planning to publish a news letter quarterly to be mailed to customers. The Company plans to diversify its customer base by increasing its marketing efforts. The Company intends to do this by attending more trade shows, expanding the number of advertisements in trade journals, expanding the number of sales personnel, expanding the number of customers who receive direct mailings, and providing new sales literature, conducting CD-ROM based interactive electronic presentations and enhancing its presentation on the Internet world wide web. The Company also plans to use a portion of the net proceeds of this Offering to refurbish a currently idle second plant owned by the Company which will enable the Company to handle the requirements of additional customers. The Company's objective is to obtain multiple customers in the markets it currently serves and in additional markets.

     INCREASE PROFITS BY REDUCING COSTS. The Company plans to reduce costs by enhancing the POM manufacturing software to augment its real time productivity and quality measurement system using bar codes and adding a feature to the POM manufacturing software which will allow each customer a window into the POM manufacturing software to monitor via the Internet the status of purchase orders relating to their jobs. Management of the Company believes that the utilization of bar codes will reduce the labor costs associated with the present manual entry method of reporting. Although customers will not have the ability to modify existing jobs or place new orders through the Internet, management believes that allowing customers to access information themselves will also enable the Company to reduce overhead.

     MARKETING OF POM MANUFACTURING SOFTWARE. Once the POM manufacturing software has been upgraded, management of the Company plans to generate revenues through the licensing of the POM manufacturing software initially, to contract manufacturers and ultimately, to other concerns engaged in manufacturing operations, in return for monthly usage fees. Management believes that its knowledge of the needs of contract manufacturers, its historical experience in marketing software and its experience developing the POM manufacturing software will enable it to market and license the POM manufacturing software. However, no assurance can be given that the Company will be able to successfully market and license the POM manufacturing software.

     FACILITATE GROWTH OF THE COMPANY THROUGH ACQUISITIONS. The contract manufacturing industry is now going through consolidation. The Company may acquire other contract manufacturers if management determines that such acquisitions will enable the Company to improve net sales and profits. These acquisitions may allow the Company to expand to other regions of the country and possibly abroad. Management of the Company believes that the Company's proprietary POM manufacturing software will enable the Company to realize greater efficiencies with respect to any such acquisitions. The Company has no current commitment or understanding with, and has not entered into any negotiations with, any acquisition candidates.

POM MANUFACTURING SOFTWARE

     The Company's proprietary POM manufacturing software is integral to the Company's operations. The POM manufacturing software tracks all of the Company's operations on a real time basis. As a result, the POM manufacturing software assists the Company in controlling costs and achieving higher levels of quality control and efficiencies.

     Specifically, after an order is placed, the POM manufacturing software allows the Company's industrial engineers and estimators to create a hierarchical data base of the components of a customer's product in order to estimate the total cost of the product and to produce a priced bill of materials ("BOM") which includes purchased items and labor broken down into sequenced tasks. Thereafter, the POM manufacturing software automatically produces printed requests for quotations to the appropriate supplier. As a result, the Company can provide the customer with a printed BOM broken down by each assembly and fabricated part which breakdown includes price of labor, raw materials and purchased components.

     When the Company releases the product for manufacturing, the software provides the Company's purchasing department with electronic purchase requisitions automatically generated from the BOM. Once the purchasing department negotiates final prices and selects the suppliers, the POM manufacturing software automatically prints and sends purchase orders to the suppliers and automatically prints lists of raw materials and components ("Kits") for each work center so that the Company's materials management department can supply these items to the manufacturing department when scheduled. The POM manufacturing software provides the purchasing department lists of purchased items that must be expedited in order to satisfy the delivery dates. If necessary, the POM manufacturing software will also provide the purchasing department printed amendments to purchase orders to change the quantity and delivery dates of Kits that have had delivery dates or quantities to be manufactured which are altered by the Company's production management department in response to customer demand. The POM manufacturing software automatically prints bar-coded work orders listing sequenced labor tasks to be performed for each work center in response to a production lot defined by the Kit. As purchased items are received and entered into the POM manufacturing software, the POM manufacturing software updates the appropriate Kit, updates work-in-process values and electronically compares quantities to the POM purchase orders. As labor is expended on each work order and recorded each day, the POM manufacturing software updates the work-in-process values and compares the actual labor hours per task to the estimated labor hours and then produces reports to management of estimated compared to actual results to date for each job showing purchasing efficiency and labor efficiency compared to the estimating standard.

     If requested, for a specified job, the POM manufacturing software can produce a detailed report showing each purchase order received, each invoice sent to the customer, each labor transaction and each receiving transaction. On demand from production administration as verified by its shipping department, the POM manufacturing software prints an invoice for services rendered or product shipped. When an invoice is printed, the POM manufacturing software updates the accounts receivable in the financial system and deducts the dollar amount of parts and labor from the work-in-process system. On demand, the POM manufacturing software prints a work-in-process report showing dollars in labor and dollars in purchased parts for each active job, prints a statement for each customer showing the invoices that are projected to become due through the next week, prints projected accounts receivable collections by customer by week, prints a rating letter to each supplier informing the supplier of its quality rating based on comparison of purchase order quantity and delivery date requirements compared to receiving transactions, and prints the productivity performance measurement of each employee involved in this process.


     There are numerous advantages to the Company and its customers through utilization of the POM manufacturing software. First, the priced bill of materials sent to the customer insures customer confidence in the Company as the customer realizes the Company understands the customer's product and the customer can evaluate the Company's pricing strategy in detail. In addition, because POM manufacturing software automatically produces requests for quotations, purchase requisitions and purchase orders, overhead costs are reduced. Since the POM manufacturing software provides timely comparison of actual costs to estimated costs as each job progresses, the Company's production management team is more likely to spot inefficiencies early in the production cycle and then take corrective action thereby maximizing profit. Moreover, because POM manufacturing software evaluates, on a daily basis, the productivity levels of all direct employees, management believes that greater productivity is achieved. Finally, because the POM manufacturing software is used to provide weekly statements to its customers, management believes that accounts receivable collection is faster thereby enhancing cash flow.

     The Company is developing upgrades for its POM manufacturing software on an ongoing basis. Most recently, the Company enhanced the features of the POM manufacturing software to allow management to parcel a large job into small production runs called Kits. The POM manufacturing software tracks the status of each Kit and allows management to modify each Kit in the same way as it is able to modify the entire job. Any modifications to Kits are sent to the Company's purchasing agents, expediters and suppliers.

     Following consummation of this Offering, the Company intends to have the POM manufacturing software upgraded to provide for the use of bar code tracking, which will enhance the Company's ability to provide real time productivity analysis of each direct worker and to provide the status of each order being processed in the plant. The Company also plans to upgrade the POM manufacturing software to add a feature which will allow each customer a window into the POM manufacturing software to monitor via the Internet the status of each purchase order relating to such customer's job and a cost breakdown of each of the customer's products including a cost breakdown of each sub-assembly. As a result, the Company's customers will have immediate access to information regarding each purchase order relating to such customer's job. Management of the Company believes that none of the Company's competitors have similar capabilities.

     The Company initially plans to market its POM manufacturing software to other contract manufacturers and ultimately, to other concerns engaged in manufacturing operations. From 1979 to 1989, the Company's management was involved in the development of a major software system. At the peak of these development efforts, approximately 30 programmers were employed by the Company for this project. The system was ultimately marketed and sold to large publishing companies. The Company has since focused its energies on the development of the POM manufacturing software. The Company intends to use a portion of the proceeds of this Offering to hire an additional two programmers and two marketing persons. See "Use of Proceeds." The Company believes that its software development staff will be able to provide sufficient customer support during the initial phases of marketing the POM manufacturing software. The Company also intends to enter into a joint venture with a partner for the marketing and licensing of the POM manufacturing software. There are currently no ongoing discussions with respect to establishment of any such joint venture. Management of the Company believes it will take approximately two years from the date of this Offering to achieve revenues from the marketing of the POM manufacturing software. However, there can be no assurance that the Company will be able to successfully enter into a joint venture or otherwise market and license the POM manufacturing software.


INDUSTRIES AND PRODUCTS

     The following table lists the industries in which the Company expects to continue to conduct significant business and the products for which the Company expects to provide manufacturing services (based on net sales for Fiscal 1996).

INDUSTRY                           SPECIFIC PRODUCT OR PRODUCT COMPONENT
-------------------------          ------------------------------------------------------------------
Communications ................    Cellular telephone automated assembly components; printed circuit cards for automated telephone attendants
Computer ......................    Chassis, frames, panels, wire harness and cables, jumpers, test equipment, process equipment
Environmental .................    Cleaning equipment using environmentally friendly chemicals
Information Processing ........    Test equipment for copiers
Instrumentation ...............    Printed circuit cards for laser measurement instruments
Medical .......................    Components for blood analyzers; power components for medical equipment; automated process equipment
Semiconductor .................    Sputtering equipment components; loaders and elevator components for ovens; power components for semiconductor equipment; atomic force microscope inspection equipment; test equipment
Sign-Making ...................    Sub-systems for plotters; sub-systems for four color process sign making
Transportation ................    Electronic traffic display signs; airport control components
Other .........................    Letter sorting and handling components, parcel drop system, electronic voting machine components; control systems for power distribution; printed circuit boards for elevator control systems

SERVICES

     The Company provides comprehensive contract manufacturing and engineering services to OEMs. Such services include:

     PRODUCT ENGINEERING AND DESIGN SERVICES. The Company assists its customers in designing or evaluating designs of products. The Company designs or evaluates designs for ease and quality of manufacture and, when appropriate, recommends changes to reduce manufacturing costs or lead times or to increase the quality of finished assemblies. The Company supports its customers with sophisticated product engineering and design services using computer aided design equipment with computer aided machinery software. Product engineering and design include electrical design, electronic circuit design, mechanism design, electro-mechanical design, printed circuit board design and software engineering. The Company also assists its customers with overall product redesign with the objective of reducing manufacturing costs. The goal of the Company's engineering and product design services is to create a more stable volume of turnkey manufacturing and an elevated level of strategic partnering with principal customers.

     MANUFACTURING. The Company custom manufactures complete systems, printed circuit board assemblies, cable and wire harnesses and other electro-mechanical assemblies. Manufacturing services offered by the Company include sourcing and procurement of raw materials and parts, precision metal fabrication, welding, precision machine parts, painting, silk screening, assembly and testing.

     In order to achieve high levels of performance in its manufacturing operations, the Company combines advanced manufacturing technology, such as computer-aided manufacturing and testing, with state-of-the-art manufacturing techniques. The Company's management is committed to quality control and seeks to impart high levels of quality in every operation of the Company. This is accomplished by setting the quality and labor efficiency objectives for every operation, tracking performance against those objectives, identifying work flow and policy changes required to deliver higher quality. The Company's quality management system is certified as conforming to ISO 9002, the international standard for quality.

     In implementing its manufacturing approach, the Company emphasizes timely delivery and accurate and up-to-date documentation for each product. The Company develops an appropriate production process and a complete set of manufacturing process instructions, inspection plans and a quality assurance plan for each product. An analysis of each customer's materials specification is performed to identify component suppliers. The Company then plans and executes purchase orders, receives, inspects and warehouses components, expedites critical components and delivers a complete set of components to the production floor for assembly. The Company uses its POM manufacturing software to monitor and control all aspects of the manufacturing process, including material resource planning, shop floor control, work-in-process tracking, statistical process control and activity based product costing.

     Responsiveness to customers, particularly as to engineering changes once manufacturing has commenced, is an important component of the Company's manufacturing approach. Many products manufactured by the Company are in the early stages of their product life cycle and therefore may have ongoing design or engineering changes. Upon receiving an engineering change notice, the Company identifies the impact of such changes in the production process, current inventory and open purchase orders. To support continuous production flow while minimizing excess and obsolete inventory costs for the customer, the Company restructures bills of material and expedites orders for new components, as authorized. The Company also identifies and implements changes to manufacturing instructions and test plans. In order to assure prompt customer service, the Company assigns each project a product manager, quality assurance engineer, product engineer, test engineer and customer service representative. The Company maintains regular contact with its customers to assure adequate information exchange, document control and activities coordination necessary to support a high level of quality and on-time delivery.

     SYSTEM ASSEMBLY. The Company's assembly activities range from assembly of higher level sub- systems and systems to printed circuit board assembly and assembly of complex electro-mechanical components. The Company specializes in printed circuit board assembly, cable and wire harness assembly and electro-mechanical assembly, all utilizing specialized tools and techniques.

     QUALITY ASSURANCE. The Company's quality assurance procedures are an integral part of providing customers with turnkey manufacturing solutions. The Company provides computer-aided in-circuit and functional testing, which contributes significantly to the Company's ability to deliver high quality products on a consistent basis. The Company has developed specific strategies and routines to test printed circuit board's and other assemblies. In-circuit tests verify that all components have been properly inserted and that electrical circuits are complete. Functional tests determine if the assembly is performing to customer specifications. The Company either designs and procures test fixtures and develops its own test software or utilizes the customer's existing test fixtures and test software. In addition, the Company provides environmental stress tests of the printed circuit board or system assemblies, when required by its customers.


     The Company's quality management system has recently been certified under ISO 9002, an international quality standard. The Company's cable and wire harnesses and assemblies are manufactured to Underwriters Laboratories and Canadian Standards Association specifications and the Company has been certified by both organizations. The Company's printed circuit board manufacturing process has been certified by BBAC (a British communications equipment manufacturing quality specification).


CUSTOMERS, SALES AND MARKETING

     The Company serves a wide variety of markets, including the computer, computer peripherals, telecommunications, postal equipment, semiconductor, environmental, test equipment, process equipment, industrial equipment and other industries. Representative customers of the Company include ENI, General Electric Co., Gerber, IBM, Lockheed Martin Corporation (formerly Loral Federal Systems Company), Materials Research Corporation (a division of Sony Corporation), Motorola Corporation and the United States Postal Service. A majority of the Company's customers are located in the Northeast.


     For Fiscal 1995 the Company's four largest customers accounted for approximately 71% of net sales. Sales to Gerber, ENI, IBM and S&K accounted for approximately 20%, 19%, 19% and 13%, respectively, of the Company's net sales during Fiscal 1995. For Fiscal 1996, the Company's five largest customers accounted for approximately 73% of net sales. Sales to ENI, Gerber, S&K, Loral and Bruce accounted for approximately 20%, 16%, 14%, 13% and 10%, respectively, of the Company's net sales during Fiscal 1996. For the six months ended
December 27, 1996, the Company's four largest customers accounted for approximately 57% of net sales. Sales to Lockheed Martin Corporation, ENI, Gerber and S&K accounted for approximately 18%, 18%, 11% and 10%, respectively, of the Company's net sales for such period. Accordingly, in addition to expanding existing relationships, the Company is pursuing a strategy of diversifying its customer base. Currently, the Company contacts potential customers through participation at contract manufacturing shows, strategically placed advertisements, and direct mail campaigns which are then followed by telephone sales and visits from the Company's sales representatives. The
Company also advertises over the Internet at its own website. Following consummation of this Offering, the Company plans to expand its marketing efforts by attending more trade shows, increasing the number of advertisements in trade journals, increasing the number of sales personnel, increasing the number of customers who receive direct mailings, and providing new sales literature and CD-ROM based interactive electronic presentations. The Company's objective is to obtain multiple customers in the markets it currently serves.


COMPETITION

     The Company operates in a highly competitive environment and competes against numerous domestic and foreign manufacturers. The Company's competitors include SCI Systems, Inc., Solectron

Corporation, Jabil Circuit, Inc., Avex Electronics Inc. (a privately-held company), Plexus Corp., DOVatron International, Inc., IEC Electronics Corp., Sanmina Corporation and Benchmark Electronics, Inc. In addition, the Company may encounter competition in the future from other large electronic manufacturers which are selling, or may begin to sell, contract manufacturing services. The Company may also face competition from the manufacturing operations of its current and prospective customers, which the Company believes continually evaluate the merits of manufacturing products internally versus the merits of contract manufacturing.

     The Company believes that the primary basis of competition in its targeted markets are time to market, capability, price, manufacturing quality, advanced manufacturing technology and reliable delivery. Management believes that it generally competes favorably with respect to each of these factors. To remain competitive, the Company must continue to provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price. There can be no assurance that the Company can compete effectively with respect to these factors in the future.

BACKLOG


     The Company's backlog at December 27, 1996 was approximately $14,035,000, compared to backlog at December 27, 1995 of approximately $14,494,000. Backlog consists of firm purchase orders and commitments which are to be filled within the next 12 months. However, since orders and commitments may be rescheduled or canceled, management of the Company believes that backlog is an inconclusive indicator of future financial performance.


     The level and timing of orders placed by the Company's customers may vary due to the customers' attempts to balance their inventory, changes in customers' manufacturing strategies and variations in demand for the customers' products resulting from, among other things, product life cycles, competitive conditions or general economic conditions. While a majority of the Company's total revenues are derived from several of the Company's customers who provide production requirements in the form of yearly purchase orders, the Company's remaining revenues are derived from customers who do not commit to firm production schedules for more than one quarter in advance. The Company does not assess any additional fee or charge interest in connection with the financing of any customer orders other than what is included in its firm price. The Company's inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity.

SUPPLIERS

     The Company procures components from a broad group of suppliers, determined on an assembly-by-assembly basis. Some of the products and assemblies manufactured by the Company require one or more components that may be available from only a single source. Some of these components are allocated in response to supply shortages. The Company attempts to ensure the continuity of supply of these components. In cases where unanticipated customer demand or supply shortages occur, the Company attempts to arrange for alternative sources of supply, where available, or defers planned production to meet the anticipated availability of the critical components. In some cases, supply shortages could substantially curtail production of all assemblies using a particular component. While the Company has not experienced material shortages in the recent past, such shortages could produce significant short-term interruptions of the Company's future operations. Some of the Company's material suppliers are Madison Cable Corporation, Bishop-Wisecarver, Marshall Industries, Intest Corporation, Apollo Display Technologies and Dutchess Metal Supply Corporation. The Company currently has access to a number of alternative suppliers if any such suppliers were to cease or materially decrease their business dealings with the Company.

     The Company does not maintain a large inventory of materials and does not place orders for materials unless required in response to a specific customer purchase order. If the Company does have any aged or obsolete inventory, it is written-off immediately. Historically, aged or obsolete inventory has not had a material adverse effect on the Company.



INTELLECTUAL PROPERTY RIGHTS

     The Company regards its manufacturing processes, proprietary software and circuit designs as proprietary trade secrets and confidential information. To maintain the trade secrecy of its proprietary software, the Company relies largely upon a combination of trade secret laws, copyright laws, internal security systems and confidentiality procedures. Third parties may attempt to exercise alleged rights in any of the copyrights or other intellectual property rights or any appropriate copyrights or other intellectual property rights established by the Company, and the Company's failure or inability to establish appropriate copyrights or to adequately protect any of its intellectual property rights, may have a material adverse effect on the Company.

GOVERNMENT REGULATION

     The Company's operations are subject to certain federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters. Management believes that the Company's business is operated in compliance with applicable regulations promulgated by the Occupational Safety and Health Administration and the Environmental Protection Agency and corresponding state agencies which, respectively, pertain to health and safety in the workplace and the use, discharge and storage of chemicals employed in the manufacturing process. Current costs of compliance are not material to the Company. However, new or modified requirements, not presently anticipated, could be adopted creating additional expenses for the Company.


EMPLOYEES

     As of December 27, 1996, the Company employed 154 full-time employees. The Company employs approximately 40 people in finance, sales and administration, 108 people in manufacturing operations and six people in various engineering functions. Currently none of the Company's employees are members of a union. Management considers its relationships with its employees to be good.


PROPERTIES


     The Company's principal operations are conducted in Poughkeepsie, New
York, in an approximately 75,000 square foot plant situated on a 5.5 acre parcel of land. The facility, which is owned by the Company, is subject to a $1,913,000 mortgage as of December 27, 1996. In addition, the Company owns a second 65,000 square foot plant in Poughkeepsie, which is subject to a mortgage in the amount of $1,434,000 as of December 27, 1996. Within 12 months following consummation of this Offering, the Company intends to refurbish and commence using this second plant, which is situated on a 4.9 acre parcel of land and which is currently inactive, for future expansion. See "Use of Proceeds." The
Company also owns approximately 55.76 acres of vacant land zoned for light industrial use in Poughkeepsie. Management of the Company believes that the Company's facilities are sufficient for its current and reasonably anticipated operations.


LEGAL PROCEEDINGS

     The Company is involved in pending and threatened legal actions and proceedings arising in the ordinary course of its business. In the opinion of management, the outcome of such legal actions and proceedings will not have a material adverse effect on the Company.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:


NAME                       AGE                              POSITIONS
-----------------------   ------   -------------------------------------------------------------
Gary D. Horne .........    60       Chairman of the Board, Chief Executive Officer and Director
Stanley F. Zuk ........    59       President, Chief Operating Officer and Director
Robert Lettieri .......    50       Chief Financial Officer and Director
Gregory Horne .........    35       Vice President-Information Systems and Director


     GARY D. HORNE is a co-founder of the Company and has served as Chief Executive Officer since the inception of the Company in 1965. Prior to joining the Company, Mr. Horne worked from 1956 through 1957, serving IBM as a design draftsman and then worked from 1957 through 1960 for Graphics Techniques, Inc., an IBM design engineering contractor, as a design engineer. From 1960 to 1965, Mr. Horne worked for International Design, Inc., an IBM design engineering contractor, as branch manager.

     STANLEY F. ZUK is a co-founder of the Company and has served as Chief Operating Officer since the inception of the Company in 1965. He is responsible for all aspects of manufacturing. Prior to joining the Company, Mr. Zuk worked for two years at General Electric and six years as design/drafting manager at International Design, Inc.

     ROBERT LETTIERI has been with the Company since 1995 as Chief Financial Officer and has been a director since November 1, 1996. From 1987 to 1995, Mr. Lettieri served as Chief Financial Officer for two mid-sized companies, Fine Host Corporation, a concessionaire of food service and souvenirs at stadiums, race tracks and other sports facilities, and S&S Companies, a distributor and property manager of tobacco, confectionery and other products typically sold in vending machines. From 1979 to 1987, Mr. Lettieri was Operations Controller for the Cosmetic and Fragrance Division of Revlon and Group Director of Analysis and Control of the Health Care Group of Revlon. Mr. Lettieri began his career at the accounting firm of Deloitte & Touche LLP.

     GREGORY HORNE was employed by the Company from 1979 to 1982 and has been with the Company from 1991 to the present. He has served as Vice President-Information Systems since January 1995. Mr. Horne was elected to the Board of Directors in January 1994. Prior to this position, Mr. Horne served as a software programmer, systems analyst and Network Administrator for the Company. From 1982 to 1990, Mr. Horne was employed by Watchtower Bible and Tract Society of New York, Inc. as a network operating system programmer.

     Gregory Horne is Gary D. Horne's son. There are no other family relationships among the Company's directors and executive officers.


     Within 90 days of the consummation of this Offering, the Company will secure the services of at least two non-employee directors.


     Directors of the Company hold their offices until the next annual meeting of the Company's stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal from office or death. There are no committees of the Board of Directors. Upon consummation of this Offering, the Company intends to establish audit and compensation committees, each consisting of a majority of non-employee directors.

     Officers of the Company serve at the pleasure of the Board of Directors and until the first meeting of the Board of Directors following the next annual meeting of the Company's stockholders and until their successors have been chosen and qualified.

DIRECTOR COMPENSATION

     The Company currently has no policy with respect to director compensation. However, it is anticipated that non-employee directors will receive annual grants of options under the 1996 Plan.

LIMITATION ON LIABILITY OF DIRECTORS

     As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which prohibits the unlawful payment of dividends or the repurchase or redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. This article is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of the duty of care by a director.

EXECUTIVE COMPENSATION

     The following table provides information with respect to the compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and Chief Operating Officer in all their capacities for Fiscal 1996 and Fiscal 1995. No other executive officer of the Company received salary and bonus compensation in Fiscal 1996 and Fiscal 1995 in excess of $100,000.


                                                         SUMMARY COMPENSATION TABLE
                                           --------------------------------------------------
                                                       ANNUAL COMPENSATION
                                                     ----------------------
                                                                                OTHER ANNUAL
                                                      SALARY        BONUS      COMPENSATION(1)
NAME AND PRINCIPAL POSITION                 YEAR        ($)         ($)             ($)
----------------------------------------   -------   ---------     ------     ---------------
Gary D. Horne,                              1996      $144,240        $0                   $0
 Chairman and Chief Executive Officer       1995      $110,250        $0                   $0
Stanley F. Zuk,                             1996      $133,820        $0                   $0
 President and Chief Operating Officer      1995      $106,050        $0                   $0


----------------
(1) The table does not include amounts for personal benefits extended to Mr. Horne or Mr. Zuk by the Company, such as health or life insurance. The Company believes that the incremental cost of such benefits to Mr. Horne or Mr. Zuk during Fiscal 1996 and Fiscal 1995 did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus.

EMPLOYMENT AGREEMENTS

     Effective December 1, 1996, the Company entered into three-year employment agreements with each of Gary D. Horne, the Company's Chairman Chief Executive Officer and Stanley F. Zuk, the Company's President and Chief Operating
Officer. The terms of the employment agreements will automatically be extended for successive one year terms unless the Company or the executive officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date. The employment agreements provide for annual salaries initially set at $160,000 and $140,000 (subject to annual cost-of-living adjustments) for Messrs. Horne and Zuk, respectively.

     Each employment agreement provides that the executive officer who is a party thereto (the "Executive Officer") will continue to receive his salary for a period of 12 months after termination of employment, if his employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), including death or disability (with such severance payable in a lump sum in the case of death). The term Cause is defined in the employment agreement to mean (a) an Executive Officer's act or omission which constitutes a willful and material breach of the employment agreement which is not cured within 30 days after the Executive Officer's receipt of notice of such breach, (b) an Executive Officer's embezzlement or misappropriation of the Company's assets for property or (c) an Executive Officer's conviction for a criminal act that is a felony. Each employment agreement also prohibits the Executive Officer from directly or indirectly competing with the Company for one year after termination for any reason except Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of the Executive Officer for a period of two years following the Change of Control. The term Change of Control, as used in the employment agreement, is defined to mean (a) any person's or group's acquisition of 15% or more of the combined voting power of the Company's outstanding securities, or (b) in the event of any cash tender or exchange, offer, merger or other business combination sale of assets or contested election, the persons who were directors of the Company prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction. In addition, following the Change of Control, if the Executive Officer's employment is terminated by the Company, or by the Executive Officer for certain specified reasons (such as a reduction of compensation or a diminution of duties), the Executive Officer will receive a lump sum cash payment equal to the cash compensation received by the Executive Officer during the 12 calendar months prior to termination.

     The Company has agreed with the Representative to obtain, prior to consummation of this Offering, key man insurance in the amount of $1,000,000 on the lives of each of Messrs. Horne and Zuk.



STOCK OPTION PLAN

     Under the Company's 1996 Stock Option Plan (the "1996 Plan"), 60,000 shares of Common Stock are reserved for issuance upon exercise of the options. The 1996 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees, consultants and independent contractors of the Company.

     The Company's Board of Directors, or a committee thereof, administers and interprets the 1996 Plan and is authorized to grant options thereunder to all eligible employees of the Company, including directors and executive officers (whether current or former employees) of the Company, as well as consultants and independent contractors. The 1996 Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonstatutory stock options. Incentive stock options may only be granted, however, to employees. Options can be granted under the 1996 Plan on such terms and at such prices as determined by the Board, or a committee thereof, except that the per share exercise price of incentive stock options granted under the 1996 Plan will not be less than the fair market value of the Common Stock on the date of grant and, in the case of an incentive stock option granted to a 10% stockholder, the per share exercise price will not be less than 110% of such fair market value as defined in the 1996 Plan. In any case, the exercise price of any stock option granted under the 1996 Plan will not be less than 85% of the fair market value of the Common Stock on the date of grant.


     Options granted under the 1996 Plan that would otherwise qualify as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of the shares covered by the incentive stock options which are exercisable for the first time by any individual during any calendar year exceeds $100,000.


     Options granted under the 1996 Plan will be exercisable after the period or periods specified in the option agreement. Options granted under the 1996 Plan are not exercisable after the expiration of ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Adjustments in the number of shares subject to options granted under the 1996 Plan can be made by the Board of Directors or the appropriate committee in the event of a stock dividend or recapitalization resulting in a stock split-up, combination or exchange of shares. Under the 1996 Plan, options may become immediately exercisable in the event of a change in control. The 1996 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options.

     As of the date of this Prospectus, the Company will grant options under the 1996 Plan to purchase 30,000 shares of Common Stock to three persons, including options to purchase 10,000 shares of Common Stock to Robert Lettieri and options to purchase 5,000 shares of Common Stock to Gregory S. Horne. Such options will vest in three annual installments commencing one year from the date of grant, will be exercisable at a price equal to the initial public offering price per share of the shares of Common Stock offered hereby and will expire ten years from the date of grant. In addition, exercise of the options is contingent on the optionee's continued employment by the Company.

                             CERTAIN TRANSACTIONS

ACQUISITION OF AFFILIATED ENTITY


     On June 4, 1996, the Company acquired all the outstanding capital stock of High Technology Computers, Inc. ("HTC") from Gary D. Horne and Stanley F.
Zuk in exchange for 155,352 and 40,277 shares of the Company's Common Stock, respectively. The aggregate value of the shares of the Company's Common Stock issued in exchange for all of the outstanding capital stock of HTC was $2,566,808. HTC has conducted the Company's cable harness and other wire technology product contract manufacturing operations for non-IBM customers since 1983. Management of the Company believes that this transaction was consummated on terms no less favorable than could have been obtained from unaffiliated third parties.


ADVANCES FROM STOCKHOLDER


     In order to assist the Company with meeting its working capital needs, Gary
D. Horne has periodically advanced funds to the Company. Such advances, including interest at the rate of 8% per annum, aggregated approximately $605,000 at December 27, 1996. On March 4, 1997, Mr. Horne made an additional advance of $150,000. Such advances are unsecured and repayable on demand; however, Mr. Horne has agreed with the Company not to make demand until at least July 1, 1998. The Company intends to repay such advances as cash flow permits. No further advances from stockholders are contemplated after the consummation of this Offering.



DEFERRED COMPENSATION AGREEMENTS

     In January 1993, the Company entered into deferred compensation agreements (the "Deferred Compensation Agreements") with John Halik and James
Yessian, two co-founders and former employees of the Company. Pursuant to the Deferred Compensation Agreements, the Company agreed to pay each of Messrs. Halik and Yessian $30,000 per year in deferred compensation for a 15-year period.


TRANSACTIONS WITH NETCOMP, INC.


     The Company purchases computers, computer supplies and services from Netcomp, Inc. ("Netcomp"), which operates the ComputerLand franchise in Poughkeepsie, New York. Netcomp is owned by Gary D. Horne and Stanley F. Zuk. Purchases from Netcomp aggregated approximately $48,000 and $82,000 during Fiscal 1995 and Fiscal 1996, respectively, and approximately $30,000 and $32,000 for the six months ended December 29, 1995 and December 27, 1996, respectively.



TRANSACTION WITH GREGORY HORNE

     In December 1995, the Company entered into an agreement with Gregory Horne to sell 24 shares of the Company's Common Stock to Mr. Horne for $100,000, of which $30,000 was paid upon execution of the agreement and the balance was payable at the rate of $10,000 per year, without interest. In June 1996, the Company and Mr. Horne mutually agreed to rescind the transaction, whereupon Mr. Horne surrendered his stock certificates to the Company and the Company refunded the $30,000 payment to Mr. Horne.


APPROVAL OF AFFILIATED TRANSACTIONS

     Following completion of this Offering, all transactions between the Company and its directors, executive officers and principal stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and have been and will be approved by a majority of the independent outside directors of the Company, when elected.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of the Common Stock as of the date of this Prospectus, by (i) each person who owns beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group.


                                                                     PERCENT BENEFICIALLY OWNED
                                                                     --------------------------
NAME AND ADDRESS                          NUMBER OF SHARES           PRIOR TO           AFTER
OF BENEFICIAL OWNER(1)                    BENEFICIALLY OWNED(2)      OFFERING          OFFERING
---------------------------------------   ----------------------     ----------       ---------
Gary D. Horne(3) ......................            197,407(3)          31.2%            9.7%
Stanley F. Zuk ........................            109,322             17.3%            5.4%
Gregory Horne(4) ......................            171,437             27.1%            8.4%
Robert Lettieri .......................                  0                0%              0%
William Becker
P.O. Box 170
Convent Station, NJ 07961(5)(6) .......            180,833             22.2%            8.2%
Sanford I. Feld
Box 670, #12 Gumby Lane
Bernardsville, NJ 07095(5)(7) .........            180,833             22.2%            8.2%
Marion L. Horne Turcot(8) .............             85,706             13.5%            4.2%
Estate of Richard Backofen
c/o Edith Backofen
43 Mooress Hill Road
New Windsor, NY 12553 .................             69,045             10.9%            3.4%
Frederic Becker
c/o Wilentz, Goldman & Spitzer
90 Woodbridge Center Drive
Woodbridge, NJ 07095(5) ...............             51,666              7.5%            2.5%
All directors and executive officers
 as a group (four persons) ............            478,166             75.5%           23.5%


----------------
 *  Less than 1%.
(1) The business address of all directors and executive officers of the Company and Marion L. Horne Turcot is c/o the Company, 1 Industry Street, Poughkeepsie, New York 12603.

(2) The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Represents shares of Common Stock held by The Horne LLC. Gary D. Horne disclaims beneficial ownership of the shares of Common Stock benefically owned by Gregory Horne, his son, and Marion L. Horne Turcot, his daughter.

(4) Gregory Horne disclaims beneficial ownership of the shares of Common Stock benefically owned by Gary D. Horne, his father, and Marion L. Horne Turcot, his sister.

(5) Represents shares of Common Stock issuable upon exercise of Noteholder Warrants and Placement Agent Warrants. Does not give effect to the sale of such securities upon consummation of this Offering. See "Concurrent Offering."

(6) Includes securities held by a trust of which Mr. Becker is the trustee.
(7) Includes securities held by Mr. Feld's employee pension plan.
(8) Marion L. Horne Turcot disclaims beneficial ownership of the shares of Common Stock beneficially owned by Gary D. Horne, her father, and Gregory Horne, her brother.

                           DESCRIPTION OF SECURITIES

GENERAL


     The Company is authorized to issue 10,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). Prior to the Offering, there are 632,917 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Upon consummation of the Offering, there will be 2,032,917 shares of Common Stock and no shares of Preferred Stock issued and outstanding.


COMMON STOCK

     Each holder of Common Stock is entitled to one vote for each share held of record and to a pro rata share of any dividends declared on the Common Stock by the Board of Directors from funds legally available therefor. Upon liquidation of the Company, each stockholder is entitled to share ratably in any assets available for distribution after payment of all debts. Stockholders have no preemptive, conversion or other subscription rights and there are no redemption rights or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares to be issued in connection with the exercise of the Underwriter's Warrants, when issued against payment therefor, will be, validly issued, fully paid and nonassessable.

PREFERRED STOCK


     The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its Preferred Stock. In addition, the Company has agreed not to issue any shares of Preferred Stock for a period of two years from the date of this Prospectus without the prior written consent of Meyers.


ANTI-TAKEOVER PROVISIONS

     The Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. Although the Company has no present intention to issue shares of Preferred Stock, any issuance of Preferred Stock, while potentially providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. Additionally, following this Offering, the Company will become subject to the anti-takeover provisions of Section 203 of the DGCL, which will prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 could have the effect of delaying or preventing a change of control of the Company.

REGISTRATION RIGHTS

     The Noteholders have one "demand" registration right (subject to certain limitations) during the period the Noteholders Warrants are outstanding, as well as unlimited "piggyback" registration rights (subject to certain limitations) during that period. Moreover, until such time as the shares issuable upon exercise of the Bridge Warrants may be sold without a registration statement, Holders of the Bridge Warrants also have one "demand" registration right (subject to certain limitations) and unlimited
"piggyback" registration rights (subject to certain limitations).

TRANSFER AGENT

     American Stock Transfer & Trust Company, New York, New York, has been appointed as the transfer agent for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon consummation of this Offering, the Company will have outstanding 2,032,917 shares of Common Stock. The 1,400,000 shares of Common Stock offered hereby (1,610,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely transferable without restriction or further registration under the Securities Act. The remaining 632,917 outstanding shares of Common Stock, which are owned by the existing stockholders, will be "restricted securities," as that term is defined in Rule 144 and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including exemptions provided by Rule 144.

     In general, under Rule 144, if a period of at least one year (two years until April 1997) has elapsed since the later of the date the "restricted securities" were acquired from the Company or the date they were acquired from an Affiliate (as that term is defined in Rule 144), then the holder of such restricted securities is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 20,329 shares immediately after this Offering) or the average weekly reported volume of trading of the Common Stock on The Nasdaq SmallCap Market during the four calendar weeks preceding such sale. The holder may only sell such shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

     Under Rule 144(k), if a period of at least two years (three years until April 1997) has elapsed between the later of the date restricted shares were acquired from the Company or the date they were acquired from an Affiliate, as applicable, a holder of such restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     Of the currently outstanding 632,917 shares of Common Stock, 69,045 shares would be eligible for public sale pursuant to Rule 144 as of the date of this Prospectus, and the remaining shares would become eligible for such public sale commencing 90 days after the date of this Prospectus. Notwithstanding the foregoing, officers and directors of the Company have agreed not to sell 250,000 of their shares for a period of five years from the date of this Prospectus without the prior written consent of the Representative. Such period will be reduced to two years, however, if the Company's cumulative net income, without giving effect to any acquisitions or mergers subsequent to the date of this Prospectus, equals or exceeds $2,800,000 for the two fiscal year period ending June 30, 1998. Holders of the remaining 382,917 outstanding shares of Common Stock have agreed not to sell their shares for a period of two years from the date of this Prospectus without the prior written consent of the Company and Meyers. Meyers does not have any general policy with respect to the release of shares prior to the expiration of the lock-up period. The Company's directors, officers and stockholders beneficially owning more than 5% or more of the Company's Common Stock have granted the Representatives a right of first refusal for five years from the date of this Prospectus with respect to any sale of securities by them. In addition, the Noteholder Warrants and Placement Agent Warrants will not be exercisable and may not be sold for a period of two years from consummation of this Offering and the Bridge Warrants will not be exercisable and may not be sold for a period of 18 months from consummation of this Offering, without the prior written consent of Meyers. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time.

                                 UNDERWRITING


     The underwriters named below (the "Underwriters"), for whom H.J. Meyers & Co., Inc. and Keane Securities Co., Inc. are acting as representatives (in such capacity, the "Representatives"), have severally and not jointly agreed, subject to the terms and conditions of the Underwriting Agreement among the Company and the Underwriters (the "Underwriting Agreement"), to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock set forth opposite their names below:


                                   NUMBER OF SHARES
UNDERWRITER                        OF COMMON STOCK
-----------                       ------------------

H.J. Meyers & Co., Inc. .......
Keane Securities Co., Inc. ....
                                       -
                                        ---------
  Total:  .....................         1,400,000
                                        =========


     The Underwriters are committed to purchase all shares of Common Stock offered hereby, if any of such shares of Common Stock are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by their counsel and various other conditions specified therein.


     The Representatives have advised the Company that the Underwriters propose initially to offer the Common Stock directly to the public at the initial public offering price set forth on the cover page of this Prospectus and that the Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") a selling concession of
not in excess of $      per share of Common Stock. Such dealers may reallow a
concession not in excess of $      per share of Common Stock to certain other
dealers who are NASD members. After the commencement of this Offering, the public offering price, concession and re-allowance may be changed by the Representatives.

     The Representatives have advised the Company that they do not anticipate sales to discretionary accounts by the Underwriters to exceed 5% of the total number of shares of Common Stock offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make. The Company has also agreed to pay to the Representatives a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Common Stock underwritten, $100,000 of which has been paid to date.


     The Company has granted to the Underwriters an over-allotment option, exercisable during the 30-day period from the date of this Prospectus, to purchase from the Company up to an additional 210,000 shares of Common Stock at the initial public offering price per share of Common Stock offered hereby, less the underwriting discount and the non-accountable expense allowance. The Underwriters may exercise such option only for the purpose of covering over-allotments, if any, incurred in the sale of the Common Stock offered hereby. To the extent the Underwriters exercise such option in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Common Stock proportionate to its initial commitment and the Company will be obligated to sell such shares of Common Stock to the Underwriters.


     Officers and directors of the Company have agreed not to sell 250,000 of their shares for a period of five years from the date of this Prospectus without the prior written consent of Meyers.

Holders of the remaining 382,912 outstanding shares of Common Stock have agreed not to sell their shares for a period of two years from the date of this Prospectus without the prior written consent of Meyers. In addition, the Noteholder Warrants and Placement Agent Warrants will not be exercisable and may not be sold for a period of two years from consummation of this Offering and the Bridge Warrants will not be exercisable and may not be sold for a period of 18 months from consummation of this Offering, without the prior written consent of Meyers. An appropriate legend shall be marked on the face of the certificates representing all such securities. Meyers has no general policy with respect to the release of shares prior to the expiration of the lock-up period, and no present intention to waive or modify any of these restrictions on the sale of Company securities. However, Meyers may in the future consider such waivers or modifications if, in its opinion, such waiver or modification would not impact the market for the Company's securities.

     The Underwriting Agreement provides that, other than the issuance of options pursuant to the 1996 Plan, the Company will not offer any shares of Common Stock, options to purchase Common Stock, warrants or any other equity or debt security within one year from the date of this Prospectus without the consent of Meyers. In addition, for a period of two years from the date of this Prospectus, the Company will not issue or sell any securities pursuant to Regulation S under the Securities Act without the prior written consent of Meyers.



     In connection with this Offering, the Company has agreed to sell to the Representatives, for nominal consideration, the Representatives' Warrants to purchase from the Company up to 140,000 shares of Common Stock. The Representatives' Warrants are initially exercisable at a price of $ per share of Common Stock, [145% of the initial public offering price per share of Common Stock], for a period of four years commencing one year from the effective date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of 12 months from the date hereof, except to officers of the Representatives. The Representatives' Warrants provide for adjustment in the number of shares of Common Stock issuable upon exercise thereof and in the exercise price of the Representatives' Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representatives' Warrants grant to the holders thereof certain rights of registration with regard to the Common Stock issuable upon exercise thereof.


     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company and the Representatives and does not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure, the market for initial public offerings and certain other factors as were deemed relevant.


     The Company has agreed to pay the Representatives a consulting fee of $72,000 for financial consulting services to be performed over a one-year period payable upon consummation of this Offering. The Company has also agreed that, for a period of two years from consummation of this Offering, if it participates in any merger, consolidation or other transaction which either of the Representatives has brought to the Company, or for which the Company retains the Representatives for consultation or other services in connection therewith (including an acquisition of assets or stock in which it pays for the acquisition, in whole or in part, with shares of Common Stock or other securities), then it will pay for the Representatives' services an amount based upon a percentage of the consideration paid in the transaction ranging from 7% of the first $3,000,000 to 3% of any consideration in excess of $5,000,000. There are no current plans, proposals, arrangements or understandings with the Representatives with respect to any financing, merger, acquisition or other transaction. In addition, the Representatives have the right, for a period of three years from the date of this Prospectus, to designate an observer to the Company's Board of Directors, which individual may be a director, officer, employee or affiliate of either of the Representatives.

     In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 210,000 shares of Common Stock, by exercising the over-allotment option referred to above. In addition, the Representatives may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement. See "Additional Information."

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Broad and Cassel, a general partnership including professional associations, Miami, Florida. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

     The consolidated financial statements as of June 30, 1996 and for the years ended June 30, 1995 and 1996, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (such report includes an explanatory paragraph that refers to the restatement of the June 30, 1995 consolidated financial statements), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 (collectively with any amendments thereto, the "Registration
Statement") under the Securities Act, with respect to the securities being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and to the exhibits filed as a part hereof.

     This Registration Statement and all other information filed by the Company with the Commission may be inspected without charge at the principal reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part thereof may be obtained upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                                ASD GROUP, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          PAGE
                                                                                         ------
Independent Auditors' Report   ......................................................     F-2

Consolidated Balance Sheets as of June 30, 1996 and December 27, 1996 (Unaudited) ...     F-3

Consolidated Statements of Operations for the Years Ended June 30, 1995 (as restated)
 and 1996 and the Six Months Ended December 29, 1995 and December 27, 1996
 (Unaudited)  ........................................................................    F-4

Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 1995
 (as restated) and 1996 and the Six Months Ended December 29, 1995 and
 December 27, 1996 (Unaudited)  ......................................................    F-5

Consolidated Statements of Cash Flows for the Years Ended June 30, 1995 (as restated)
 and 1996 and the Six Months Ended December 29, 1995 and December 27, 1996
 (Unaudited)  ........................................................................    F-6

Notes to Consolidated Financial Statements  ..........................................    F-7

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
ASD Group, Inc.
Poughkeepsie, New York

     We have audited the accompanying consolidated balance sheet of ASD Group, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ASD Group, Inc. and subsidiaries as of June 30, 1996, and the results of their operations and their cash flows for the years ended June 30, 1995 and 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 11, the accompanying 1995 consolidated financial statements have been restated.

DELOITTE & TOUCHE LLP

Stamford, Connecticut
August 15, 1996
(October 21, 1996 as to Note 11 and December 26, 1996 as to Note 12)

                       ASD GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                            JUNE 30,        DECEMBER 27,
                                                                              1996              1996
                                                                          -------------     ------------
                                                                                            (UNAUDITED)
                               ASSETS
Current assets:
 Cash .................................................................     $   458,911       $  451,783
 Accounts receivable, less allowance for doubtful accounts of $383,000
  and $63,000 respectively ............................................       2,737,163        1,892,607
 Inventory ............................................................       5,954,571        5,258,896
 Prepaid expenses and other current assets  ...........................          56,372          121,224
 Deferred tax asset ...................................................         313,449          119,212
                                                                            -----------       ----------
   Total current assets ...............................................       9,520,466        7,843,722
Property, plant and equipment, net ....................................       4,736,779        4,613,589
Deferred tax asset ....................................................         959,499        1,271,736
Other assets ..........................................................         637,735        1,038,804
                                                                            -----------       ----------
Total assets ..........................................................    $ 15,854,479      $14,767,851
                                                                            ===========       ==========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt ....................................     $ 1,072,710       $1,937,537
 Accounts payable .....................................................       2,693,452        1,791,198
 Accrued expenses .....................................................       1,202,228          877,079
 Deferred revenues ....................................................          69,666                -
                                                                            -----------       ----------
   Total current liabilities ..........................................       5,038,056        4,605,814
Long-term debt ........................................................       9,602,158        8,783,038
Deferred compensation .................................................         301,085          302,007
                                                                            -----------       ----------
   Total liabilities ..................................................      14,941,299       13,690,859
                                                                            -----------       ----------
Contingencies (Note 10)
Stockholders' equity:
 Preferred stock, $.01 par value, 1,000,000 shares authorized,
  none issued .........................................................               -                -
 Common stock, $.01 par value, 10,000,000 shares authorized,
  632,917 shares issued and outstanding ...............................           6,329            6,329
 Paid-in capital ......................................................               -          327,000
 Retained earnings ....................................................         906,851          743,663
                                                                            -----------       ----------
   Total stockholders' equity .........................................         913,180        1,076,992
                                                                            -----------       ----------
Total liabilities and stockholders' equity ............................    $ 15,854,479      $14,767,851
                                                                            ===========       ==========

                See notes to consolidated financial statements.

                       ASD GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                             YEAR ENDED JUNE 30,                  SIX MONTHS ENDED
                                       -------------------------------    -------------------------------
                                                                          DECEMBER 29,      DECEMBER 27,
                                          1995              1996              1995             1996
                                       --------------   --------------    ---------------   -------------
                                       (RESTATED)                                   (UNAUDITED)
Net sales ..........................    $18,655,383       $ 26,111,896      $13,326,327       $8,209,844
Cost of goods sold .................     14,834,094         20,437,889       10,662,099        6,033,266
                                        -----------       ------------      -----------       ----------
  Gross profit .....................      3,821,289          5,674,007        2,664,228        2,176,578
                                        -----------       ------------      -----------       ----------
Operating expenses:
 Sales and marketing ...............        240,398            288,815          114,749           96,216
 General and administrative ........      2,516,413          4,203,060        2,125,938        1,645,966
                                        -----------       ------------      -----------       ----------
  Total operating expenses .........      2,756,811          4,491,875        2,240,687        1,742,182
                                        -----------       ------------      -----------       ----------
  Income from operations ...........      1,064,478          1,182,132          423,541          434,396
Other income (expense) .............           (675)           199,118          216,110           50,553
Interest expense ...................        762,891            976,850          373,909          766,137
                                        -----------       ------------      -----------       ----------
  Income (loss) before
   income taxes ....................        300,912            404,400          265,742         (281,188)
Provision (benefit) for
 income taxes ......................        129,000             (3,000)         (61,000)        (118,000)
                                        -----------       ------------      -----------       ----------
  NET INCOME (LOSS) ................    $   171,912       $    407,400      $   326,742       $ (163,188)
                                        ===========       ============      ===========       ==========
Net income (loss) per
 common share ......................    $       .27       $        .64      $       .52       $     (.26)
                                        ===========       ============      ===========       ==========
Weighted average common shares
 outstanding .......................        632,917            632,917          632,917          632,917
                                        ===========       ============      ===========       ==========

                See notes to consolidated financial statements.

                       ASD GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                     PREFERRED STOCK           COMMON STOCK
                                  --------------------    ----------------------
                                                                                   PAID-IN       RETAINED
                                   SHARES     AMOUNT      SHARES       AMOUNT      CAPITAL       EARNINGS         TOTAL
                                  ---------   --------    ----------   ---------   ----------    -----------    -------------
Balance, July 1, 1994 .........        -         $-         632,917     $6,329       $     -       $ 327,539      $ 333,868
Net income (restated) .........        -          -               -          -             -         171,912        171,912
                                      --         ---       ---------    -------      --------      ---------      ---------
Balance, June 30, 1995
 (restated) ...................        -          -         632,917      6,329             -         499,451        505,780
Net income  ...................        -          -               -          -             -         407,400        407,400
                                      --         ---       ---------    -------      --------      ---------      ---------
Balance, June 30, 1996 ........        -          -         632,917      6,329             -         906,851        913,180
Net loss (unaudited)  .........        -          -               -          -             -        (163,188)      (163,188)
Fair value of warrants issued
 (unaudited) (Note 12) ........        -          -               -          -       327,000               -        327,000
                                      --         ---       ---------    -------     ---------      ---------      ---------
Balance, December 27, 1996
 (unaudited) ..................        -         $-         632,917     $6,329      $327,000       $ 743,663     $1,076,992
                                      ==         ===       =========    =======     =========      =========      =========

                See notes to consolidated financial statements.

                       ASD GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED JUNE 30,                SIX MONTHS ENDED
                                              -----------------------------   --------------------------------
                                                                              DECEMBER 29,      DECEMBER 27,
                                                 1995            1996             1995             1996
                                              -------------   -------------   ---------------   --------------
                                              (RESTATED)                                (UNAUDITED)
Operating activities:
 Net income (loss) ........................     $   171,912     $   407,400     $   326,742       $  (163,188)
 Adjustments to reconcile net income
  (loss) to net cash used in
  operating activities:
   Depreciation and amortization ..........         365,321         383,449         157,222           315,589
   Benefit for doubtful accounts ..........        (204,945)        (45,030)        (45,000)          (90,000)
   Deferred compensation  .................          27,582          29,790          14,894            16,086
   Interest accrued on advances from
    stockholder ...........................          35,998          43,117          21,559            23,284
   Deferred income taxes ..................         118,642         (26,594)        (76,335)         (118,000)
   Gain on sale of plant ..................               -        (166,734)       (166,734)                -
   Changes in assets and liabilities:
    Accounts receivable ...................        (639,883)        532,293         760,788           934,556
    Inventory .............................      (3,269,755)     (1,776,803)       (437,828)          695,675
    Prepaid expenses and other
     current assets .......................         (19,903)        125,309          43,185           (64,852)
    Other assets ..........................         (20,090)       (112,668)        (26,425)           22,219
    Accounts payable ......................       2,264,592        (288,111)       (508,876)         (902,254)
    Accrued expenses ......................         729,276        (323,192)        392,825          (325,149)
    Deferred revenues .....................        (195,677)       (725,899)       (623,877)          (69,666)
                                                -----------     -----------     -----------       -----------
     Net cash provided by (used in)
      operating activities ................        (636,930)     (1,943,673)       (167,860)          274,300
                                                -----------     -----------     -----------       -----------
Investing activities:
 Net proceeds from sale of plant ..........               -         591,781         591,781                 -
 Capital expenditures .....................               -        (171,790)              -            (7,741)
                                                -----------     -----------     -----------       -----------
     Net cash provided by (used in)
      investing activities ................               -         419,991         591,781            (7,741)
                                                -----------     -----------     -----------       -----------
Financing activities:
 Borrowings ...............................         750,000       3,464,355       1,400,000         1,100,000
 Payments of long-term debt ...............        (216,591)     (1,312,206)     (1,028,517)       (1,042,825)
 Financing costs ..........................               -        (502,644)              -          (315,698)
 Payments of deferred compensation ........         (22,662)        (23,834)        (12,756)          (15,164)
                                                -----------     -----------     -----------       -----------
     Net cash provided by (used in)
      financing activities ................         510,747       1,625,671         358,727          (273,687)
                                                -----------     -----------     -----------       -----------
Net increase (decrease) in cash ...........        (126,183)        101,989         782,648            (7,128)
Cash, beginning of period .................         483,105         356,922         356,922           458,911
                                                -----------     -----------     -----------       -----------
Cash, end of period .......................     $   356,922     $   458,911     $ 1,139,570       $   451,783
                                                ===========     ===========     ===========       ===========
Supplemental disclosure:
 Cash paid during the period for:
  Income taxes ............................     $     2,521     $    32,631     $    25,335       $     4,510
                                                ===========     ===========     ===========       ===========
  Interest ................................     $   392,352     $ 1,268,779     $   317,079       $   493,048
                                                ===========     ===========     ===========       ===========
 Notes exchanged for amounts owed
   to vendors ............................     $   553,389     $   198,403     $    90,920       $         -
                                                ===========     ===========     ===========       ===========


                See notes to consolidated financial statements.

                       ASD GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS DESCRIPTION

     ASD Group, Inc. ("ASD") And Its Wholly-Owned Subsidiaries (The
"Company") operate in one business segment. The Company is a provider of contract manufacturing and engineering services to domestic original equipment manufacturers. The Company provides a wide range of services including product engineering and design, procurement, precision fabrication of sheet metal and machined parts, printed circuit board assembly, electro-mechanical assembly and functional testing.

     On June 4, 1996, ASD acquired all of the outstanding capital stock of High Technology Computers, Inc. ("HTC") for 195,629 shares of the Company's common stock. ASD and HTC were under common ownership. HTC conducts certain manufacturing operations for ASD. The transaction has been accounted for similar to a pooling of interests and the accompanying consolidated financial statements include the historical accounts of HTC for all periods presented.

2. SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION-The accompanying consolidated financial statements include the consolidated accounts of ASD Group, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

     REVENUE RECOGNITION-Sales are recorded as products are shipped or when services are rendered.

     FINANCING COSTS-During the year ended June 30, 1996 and six months ended December 27, 1996, the Company incurred $373,851 and $160,433, respectively, in connection with debt financings (see Note 4) and incurred $128,793 and $155,265, respectively, in connection with an anticipated initial public offering. These costs have been capitalized. The debt financing costs will be amortized over the terms of the financings and the costs associated with the initial public offering will be charged to paid-in capital upon consummation of the initial public offering. Amortization of the financing costs for the year ended June 30, 1996 and six months ended December 27, 1996 was $22,500 and $136,158, respectively. All of the above costs are included in other assets at June 30, 1996 and December 27, 1996.

     PROPERTY, PLANT, AND EQUIPMENT-Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 40 years. The net realizable value of the idle property approximates its carrying value.

     INVENTORY-Inventory, consisting primarily of work-in-process, is determined under the lower of cost (first-in, first-out method) or market. The Company does not maintain a reserve for inventory impairment. Inventory that becomes obsolete because of customer required changes or residual inventory is written-off at the time the job is completed or when an engineering change is implemented.

     INCOME TAXES-Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities using presently enacted tax rates.

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
2. SIGNIFICANT ACCOUNTING POLICIES-(CONTINUED)


     CONCENTRATION OF CREDIT RISK-Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral. Additionally, in November 1994 the Company acquired insurance for bad debts for certain rated customers. The insurance policy assures a minimum recovery of 80% of the maximum established by the insurer per customer insured. Customers that accounted for 10% or more of the Company's consolidated sales are as follows:

                                             YEAR ENDED JUNE 30,        SIX MONTHS ENDED
                                            ------------------- --------------------------------
                                                                 DECEMBER 29,      DECEMBER 27,
 CUSTOMER                                    1995      1996         1995              1996
-----------------------------------------   -------   -------   ---------------   --------------
                                                                           (UNAUDITED)
 Gerber Scientific Products  ............     20%       16%            17%              11%
 ENI ....................................     19        20             18               18
 IBM ....................................     19         -              -                -
 S&K Products International, Inc.  ......     13        14             13               10
 Lockheed Martin Corporation ............      -        13             17               18
 Bruce Technologies International  ......      -        10             10                -
                                              ---      ----           ---               --
                                              71%       73%            75%              57%
                                              ===      ====           ===              ===

     NET INCOME (LOSS) PER COMMON SHARE-Net income (loss) per common share is computed using the weighted average number of common and common equivalent shares (when dilutive) outstanding during each period.

     STOCK SPLIT-On June 10, 1996 the Company effected a 5,753.79 for 1 split of its common stock resulting in 632,917 shares outstanding. All references in the accompanying consolidated financial statements to the number of common shares and per share amounts have been retroactively restated to reflect the stock split.

     INTERIM FINANCIAL STATEMENTS-The accompanying consolidated balance sheet as of December 27, 1996 and the statements of operations, stockholders' equity, and cash flows for the six months ended December 29, 1995 and December 27, 1996 are unaudited but, in the opinion of management, include all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for these interim periods.

     MANAGEMENT ESTIMATES-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


3. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                              JUNE 30,        DECEMBER 27,
                                                1996             1996
                                            -------------     ------------
                                                              (UNAUDITED)
 Land   .................................     $   563,937     $   563,937
 Buildings    ...........................       1,633,327       1,633,327
 Leasehold improvements   ...............         866,568         866,568
 Machinery and equipment  ...............       2,670,034       2,677,775
 Automobiles  ...........................          47,956          47,956
                                              -----------     -----------
                                                5,781,822       5,789,563
 Less: accumulated depreciation    ......      (2,537,182)     (2,651,901)
                                              -----------     -----------
                                                3,244,640       3,137,662
                                              -----------     -----------
 Idle property:
  Land and building    ..................       1,923,865       1,923,865
  Less: accumulated depreciation   ......        (431,726)       (447,938)
                                              -----------     -----------
                                                1,492,139       1,475,927
                                              -----------     -----------
                                              $ 4,736,779     $ 4,613,589
                                              ===========     ===========

     Idle property represents facilities that are temporarily not being used in the Company's operations. The Company intends to use these facilities commencing in fiscal 1998.

     On August 1, 1995, the Company sold its North Carolina facility for net cash proceeds of $591,781, which was used to repay outstanding borrowings. The sale resulted in a net gain of $166,734 for financial statement purposes which is included in other income in the accompanying consolidated statements of operations for the year ended June 30, 1996 and six months ended December 29, 1995.

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


4. LONG-TERM DEBT

     Long-Term Debt Consists Of The Following:

                                                                        JUNE 30,        DECEMBER 27,
                                                                          1996             1996
                                                                       ------------     ------------
                                                                                        (UNAUDITED)
 Original Issue Discount Promissory Notes-interest at 10%, due
  April 28, 1997 (see Note 12)......................................     $        -       $1,065,248
 Senior Secured Notes- interest at 10%, interest only through
  December 31, 1997, due June 30, 1999, secured by inventory
  (see Note 12) ....................................................      2,000,000        2,000,000
 Notes Payable-Bank of New York, interest at 60% of prime,
  due May 1, 1997, secured by real property ........................         56,951           33,118
 Notes Payable-Key Bank, interest at prime plus 1%,
  due December 1, 1998, secured by equipment .......................        160,696          132,759
 Notes Payable-Bankers Trust Company, interest at prime
  plus 1.5%, due March 31, 1997, secured by equipment    ...........        504,026          455,226
 Revolving Line of Credit-Bankers Trust Company, interest at prime plus 1.5%, due December 31, 1997. Collateralized by
  accounts receivable, equipment and inventory .....................      3,674,146        2,926,480
 Mortgage Payable-Bankers Trust Company, interest at prime
  plus 1.5%, due September 1, 1998, secured by real property .......      1,946,369        1,912,969
 Mortgage Payable-Bankers Trust Company, interest at prime
  plus 1.5%, due September 1, 1998, secured by real property .......      1,466,013        1,434,413
 Advances From Stockholder, plus accrued interest of $132,112 and $155,396-interest at 8%, repayable no earlier than July 1,
  1998 .............................................................        582,081          605,365
 Notes Payable to Vendors-interest at various rates, secured by
  certain assets ...................................................        266,158          138,231
 Other .............................................................         18,428           16,766
                                                                         ----------       ----------
                                                                         10,674,868       10,720,575
 Less: current portion .............................................      1,072,710        1,937,537
                                                                         ----------       ----------
                                                                        $ 9,602,158       $8,783,038
                                                                         ==========       ==========

     On August 17, 1995, the Company received a $400,000 increase to the revolving line of credit (the "Line") with Poughkeepsie Savings Bank (the "Bank") and the maturity date and interest rates were adjusted on all debt owed to the Bank. The Company was required to make interest only payments to the Bank until February 1, 1996, at which time principal payments commenced. The interest rate on all debt was increased to 9% through December 31, 1995.

     On December 28, 1995, the Company reached an agreement with the Bank increasing the Line by $1,000,000 to $3,730,000 and extending the maturity date to December 31, 1997. The interest rate is prime plus 1.5%. Additionally, the interest rate on all other outstanding debt owed to the Bank is prime plus 1.5%. The Line contains certain financial operating covenants.

     The Company is required to pay the Bank as additional interest ("Additional Interest") the lesser of a) $500,000 or b) ten percent (10%) of the net cash proceeds received by the Company described in (i), (ii), (iii) or (iv) below: The happening of any one or more of the following events will trigger the

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
4. LONG-TERM DEBT-(CONTINUED)

immediate obligation of the Company, but in no event more than $500,000 from (i) the sale of all or any of its shares of capital stock, (ii) venture capital funds raised, (iii) bridge loan financing obtained, or (iv) the successful completion of an initial public offering. The obligation of the Company to make such payments will continue until the full amount of Additional Interest is paid in full.

     On December 29, 1995, the Company issued $1,000,000 of senior secured notes (the "Notes") to a group of investors. Interest at 10% is payable quarterly commencing March 31, 1996. The Notes are secured by a first lien on the Company's inventory. Monthly principal payments will commence in January 1998 until paid in full in June 1999. As a result of this financing, the Company is required to pay 10% of the proceeds, or $100,000, in Additional Interest to the Bank. This amount was included in accrued expenses at June 30, 1995. On February 16, 1996, the Company obtained an additional $1,000,000 from notes issued to the same group of investors. The $100,000 Additional Interest due to the Bank as a result of this financing is being charged to expense during the term of the extended Line. The Notes are due and payable upon consummation of an initial public offering of not less than $5 million. In addition, the investors will receive upon consummation of an initial public offering, $2 million in shares of common stock (333,333 shares at an anticipated offering price of $6.00 per share) and warrants to purchase $2 million in shares of common stock (333,333 shares at an anticipated offering price of $6.00 per share) exercisable over a five year period. In connection with the issuance of the Notes, the investment banking firm which assisted in the placement of the Notes received warrants to purchase $200,000 in shares of common stock (33,333 shares at an anticipated offering price of $6.00 per share) exercisable over a five year period. The warrants to be issued to the investors and to the investment banking firm will be accounted for at the estimated fair value of the warrants at the date of issuance. See Note 12.

     In April 1996, the Bank notified the Company that it had sold the Company's outstanding loan portfolio ($6,729,088 at December 27, 1996) to Bankers Trust Company ("BTCo."). On May 31, 1996, the Company purchased an option for $76,748 from BTCo. that will allow the Company to buy-out the outstanding loans at a discount of up to $460,487, as well as the exclusion of any Additional Interest payable at the date of the exercise of the option. The option expires March 31, 1997 and can be exercised after the completion of an initial public offering or bank refinancing. If the option is exercised before March 31, 1997, the cost of the option will reduce the total indebtedness.

     Annual principal payments are as follows:

 12 MONTHS ENDING
    DECEMBER
-------------------
  1997    .........    $ 1,937,537
  1998    .........      8,773,627
  1999    .........          4,142
  2000    .........          4,485
  2001    .........            784
                       -----------
                       $10,720,575
                       ===========

  The prime rate at December 27, 1996 was 8.25%.

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


5. DEFERRED COMPENSATION

     The Company has a deferred compensation agreement with two former employees. The agreement requires the payment of $450,000 to each employee over a 15 year period. The obligations have been recorded at their net present value using a discount rate of 8%.

6. STOCKHOLDERS' EQUITY

PREFERRED STOCK:

     On June 10, 1996, the Company's Board of Directors authorized 1,000,000 shares of preferred stock, $.01 par value. Designations, rights and preference of the preferred stock will be determined by the Board of Directors. No shares of preferred stock have been issued.

COMMON STOCK:

     On June 10, 1996, the Company's Board of Directors increased the authorized common stock to 10,000,000 shares and effected a 5,753.79 for 1 split of its common stock resulting in 632,917 shares outstanding.

1996 STOCK OPTION PLAN:

     On June 25, 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for the issuance of a maximum of 60,000 shares of common stock pursuant to the future grant to employees and others of incentive stock options and nonstatutory stock options.

7. INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                        YEAR ENDED JUNE 30,               SIX MONTHS ENDED
                     ---------------------------- ------------------------------
                                                  DECEMBER 29,      DECEMBER 27,
                       1995          1996             1995             1996
                     -----------   ------------   ---------------   ------------
                                                            (UNAUDITED)
 Current:
  Federal   ......     $ 8,264       $ 19,111         $ 12,422         $       -
  State  .........       2,094          4,483            2,913                 -
                       --------      --------         --------         ---------
                        10,358         23,594           15,335                 -
                       --------      --------         --------         ---------
 Deferred:
  Federal   ......      96,100        (21,541)         (61,831)          (95,580)
  State  .........      22,542         (5,053)         (14,504)          (22,420)
                      --------       --------         --------         ---------
                       118,642        (26,594)         (76,335)         (118,000)
                      --------       --------         --------         ---------
                      $129,000       $ (3,000)        $(61,000)        $(118,000)
                      ========       ========         ========         =========

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

7. INCOME TAXES-(CONTINUED)


     A reconciliation of the income tax provision (benefit) to the amount computed using the Federal statutory rate is as follows:

                                               YEAR ENDED JUNE 30,               SIX MONTHS ENDED
                                           ---------------------------   --------------------------------
                                                                         DECEMBER 29,      DECEMBER 27,
                                             1995           1996             1995             1996
                                           -----------   -------------   ---------------   --------------
                                                                                   (UNAUDITED)
 Income tax at statutory rate  .........    $102,310       $ 137,496        $  89,740         $ (95,332)
 State income taxes and other (net of
  Federal benefit)  ....................      26,690          31,504           21,260           (22,668)
 Release of valuation allowance   ......           -        (172,000)        (172,000)                -
                                            ---------      ---------        ---------         ---------
                                            $129,000       $  (3,000)       $ (61,000)        $(118,000)
                                            =========      =========        =========         =========

     The net deferred tax asset consists of the following:

                                             JUNE 30,        DECEMBER 27,
                                               1996             1996
                                            -------------    ------------
                                                             (UNAUDITED)
 Net operating loss carryforward   ......     $ 1,490,582      $1,793,544
 Capital loss carryforward   ............         228,333         228,333
 Allowance for doubtful accounts   ......         160,847          26,499
 Deferred compensation    ...............         126,456         126,843
 Accrued vacation   .....................          46,729          19,209
 Accrued interest   .....................          55,487           5,275
 Other  .................................          77,122          94,794
 Depreciation    ........................        (684,275)       (675,216)
                                              -----------      ----------
                                                1,501,281       1,619,281
 Valuation allowance   ..................        (228,333)       (228,333)
                                              -----------      ----------
                                              $ 1,272,948      $1,390,948
                                              ===========      ==========

     Deferred taxes result from temporary differences in the recognition of revenues and expenses for income tax and financial statement purposes. Deferred tax assets are reduced by a valuation allowance relating to the utilization of a capital loss carryforward which management believes that it is more likely than not will not be realized. During the year ended June 30, 1996, the Company sold its North Carolina facility (see Note 3) thereby generating a capital gain for income tax purposes of $528,000 on the sale. Therefore, the Company reduced the valuation allowance by approximately $172,000 relating to the tax benefits from this sale.

     As of December 27, 1996, the Company has a Federal net operating loss carryforward of approximately $4,200,000 which expires in 2011.

8. RELATED PARTY TRANSACTIONS

     The Company purchases computers, computer supplies and services from Netcomp, Inc., A company under common ownership. Purchases during the years ended June 30, 1995 and 1996 and the six months ended December 29, 1995 and December 27, 1996 were approximately $48,000, $82,000, $30,000 and $32,000, respectively.

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)


9. PENSION PLAN

     The Company has a defined contribution plan covering all full time employees who have worked at least 1,000 hours during the plan year, who have one year of service, and are age twenty-one or older. The Plan is subject to provisions of the Employee Retirement Income Security Act of 1974. The Company may contribute an amount up to 15% of compensation of all plan participants. There was no pension expense attributed to this plan for the years ended June 30, 1995 and 1996 and the six months ended December 29, 1995 and December 27, 1996.

10. CONTINGENCIES

     The Company is a defendant in various lawsuits which arose in the normal course of business. In the opinion of management, none of the cases are expected to have a material effect on the consolidated financial statements of the Company.

11. RESTATEMENT

     Subsequent to the original issuance of the accompanying consolidated financial statements for the year ended June 30, 1995, the Company's management determined that the inventory balance as of June 30, 1995 was overstated by $406,000 and that $50,000 of depreciation was not recorded on idle property. As a result, the accompanying 1995 consolidated financial statements have been restated from the amounts previously reported to reflect the proper recording of these assets. The significant effects of these restatements on the 1995 consolidated financial statements was to increase cost of goods sold by $456,000, and to decrease income before income taxes, net income and net income per common share by $456,000, $255,000 and $.40, respectively. The need for an inventory adjustment was caused by a data entry error which occured during the transition from the Company's old work-in-process accounting software to the POM manufacturing software currently in use. As the Company has completed the transition to the POM manufacturing software, which provides for more frequent operating reports and detailed tracking of work-in-process, the Company believes that the likelihood of a recurrence has been substantially reduced.

12. SUBSEQUENT EVENTS-FINANCINGS

OID NOTES:

     On August 29, 1996, the Company issued $1,100,000 10% Original Issue Discount Promissory Notes (the "OID Notes") to investors. The OID Notes were due at the earliest of 150 days from the date of issuance, the closing date of an initial public offering or upon the sale of the Company. The OID Notes agreement contains requirements as to the Company maintaining a specified minimum amount of stockholders' equity. At September 27, 1996, the Company was in default of this requirement. The interest rate on the OID Notes increased to 12.5% retroactively as of the date of issuance. The Bridge Investors have advised the Company that they do not intend to take any action with respect to the OID Notes until the earlier of consummation of an initial public offering at which time the OID Notes will be repaid or April 28, 1997.

     In connection with the issuance of the OID Notes, the Company issued 112,500 and 11,250 warrants to purchase shares of common stock to the investors and the placement agent, respectively. The warrants have an exercise price of 51.5% of an initial public offering price per share ($3.09 at an anticipated offering price of $6.00 per share) and are exercisable during the five year period

                       ASD GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)

12. SUBSEQUENT EVENTS-FINANCINGS-(CONTINUED)

commencing six months after the closing of an initial public offering; provided, however, the warrants are not exercisable and may not be sold for 18 months following consummation of the initial public offering without consent of the Company and the Representative. In the event that an initial public offering has not been completed within nine months from the date of issuance of the OID Notes, the investors and the placement agent have the right to put the warrants to the Company at $1.00 each. The fair value of the warrants ($82,000) at the date of issuance was recorded as paid-in-capital with a corresponding reduction to the OID Notes' balance. The discount on the OID Notes is being amortized as additional interest expense over the term of the OID Notes. Such amortization was $47,248 during the six months ended December 27, 1996.

     If the principal amount of the OID Notes is not repaid at maturity, the warrants will convert into common stock representing a 20% equity interest in the Company.

SENIOR SECURED NOTES:

     On December 20, 1996, the terms of the Notes (see Note 4) were amended to eliminate the issuance of the $2,000,000 in shares of common stock (333,333 shares at an anticipated offering price of $6.00 per share) and warrants to purchase $2,000,000 in shares of common stock (333,333 shares at an anticipated offering price of $6.00 per share). The amended agreement provides, among other things, that $900,000 in principal amount of the Notes is payable upon consummation of an initial public offering, with the remaining $1,100,000 of the Notes, plus accrued interest thereon, payable 13 months after consummation of an initial public offering. In addition, the first lien on the Company's inventory was released. In connection with the amended agreement, the Company issued warrants to the investors to purchase 500,000 shares of common stock. The warrants have an exercise price of 47.5% of the initial public offering price per share ($2.85 at an anticipated offering price of $6.00 per share). The warrants are exercisable over the ten-year period; provided however, the warrants are not exercisable and may not be sold for two years following consummation of the initial public offering without the consent of the Company and H.J. Meyers & Co., Inc., one of the Representatives of the several underwriters of the Company's proposed public offering. The fair value of the warrants in excess of the underlying common stock ($245,000) at the date of issuance will be amortized over the term that the underlying debt remains outstanding.

FINANCING COMMITMENTS:

     On December 26, 1996, a stockholder agreed to provide the Company with additional loans of up to $150,000 until June 27, 1997 on the same terms and conditions as disclosed in Note 4. In March 1997, the stockholder loaned the Company $150,000.

     On December 26, 1996, the investors in the OID Notes agreed to provide the Company with additional loans of up to $250,000 at 10% interest rate if the Company fails to consummate an initial public offering by March 31, 1997. This loan would also be accompanied by an equity participation to be determined.

                              [INSIDE BACK COVER]

A parcel drop system which the Company's engineers helped design.



An atomic force microscope sub-system.

                              [INSIDE BACK COVER]

A printed circuit board assembly.


A high speed transmission ribbon cable assembly (top), a wire harness assembly
(left), a molded cable assembly (right), and power jumper and signal jumper assemblies (bottom).

                              [INSIDE BACK COVER]

A control sub-system for a four-color process sign plotter.


A control sub-system for an automated letter cutting plotter.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO UNDERWRITER, DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 ------------

                               TABLE OF CONTENTS


                               PAGE
                               ----
PROSPECTUS SUMMARY   .........    3
RISK FACTORS   ...............    7
THE COMPANY ..................   15
USE OF PROCEEDS   ............   16
CAPITALIZATION ...............   17
DILUTION .....................   18
DIVIDEND POLICY   ............   18
CONCURRENT OFFERING  .........   19
SELECTED FINANCIAL DATA ......   20
MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS ...   21
BUSINESS .....................   28
MANAGEMENT  ..................   37
CERTAIN TRANSACTIONS .........   40
PRINCIPAL STOCKHOLDERS  ......   41
DESCRIPTION OF SECURITIES  ...   42
SHARES ELIGIBLE FOR
 FUTURE SALE   ...............   43
UNDERWRITING   ...............   44
LEGAL MATTERS  ...............   46
EXPERTS  .....................   46
ADDITIONAL INFORMATION  ......   46
INDEX TO CONSOLIDATED
 FINANCIAL STATEMENTS   ......  F-1


  UNTIL        , 1997 (25 DAYS AFTER COMMENCEMENT OF THIS OFFERING), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               [ASD GROUP INC. LOGO]



                               1,400,000 SHARES
                                       OF
                                  COMMON STOCK

                                   ---------
                                   PROSPECTUS
                                   ---------


                             H.J. MEYERS & CO., INC.
                           KEANE SECURITIES CO., INC.


                                        , 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           (ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS)


                  SUBJECT TO COMPLETION, DATED MARCH 13, 1997

PROSPECTUS

                        533,333 SHARES OF COMMON STOCK


                               [ASD GROUP, INC. LOGO]

                                ----------------

     This Prospectus relates to 533,333 shares of common stock, par value $.01 per share (the "Common Stock"), of ASD Group, Inc. (the "Company"),
which will be held by certain shareholders of the Company upon exercise of (i) warrants to purchase 500,000 shares of the Company's Common Stock at a price of
$     per share exercisable for a ten-year period from consummation of the
Company Offering, as defined below (the "Noteholder Warrants"), and (ii)
warrants to purchase 33,333 shares of Common Stock at a price of $      per
share exercisable for a five-year period from consummation of the Company Offering (the "Placement Agent Warrants"). The number of shares issuable upon exercise of the Noteholder Warrants and Placement Agent Warrants will be based on the initial public offering price of the Common Stock. It is presently anticipated that the initial public offering price of the Common Stock will be between $5.75 and $6.25 per share.


     The Noteholders and the Placement Agent and its assignees are hereinafter referred to as the "Selling Security Holders." The shares issuable upon exercise of the Noteholder Warrants and Placement Agent Warrants are hereinafter collectively referred to as the "Selling Security Holders' Securities." The Selling Security Holders' Securities will not be underwritten in the Company Offering (as defined below) and the Company will not receive any proceeds from the sale of the Selling Security Holders' Securities. The Noteholder Warrants and the Placement Agent Warrants will not be exercisable and may not be sold for a period of two years and 18 months from the consummation of the Company Offering, respectively, without the prior written consent of H.J. Meyers & Co., Inc. ("Meyers"), one of the representatives (the "Representatives") of an offering, by separate prospectus of 1,400,000 shares of Common Stock (the "Company Offering").

     Prior to this offering (the "Selling Security Holders' Offering"), the Company applied for quotation of the Common Stock on The Nasdaq SmallCap Market under the symbol "ASDG," as well as on the Boston Stock Exchange and Pacific Stock Exchange under the symbol "ASD." Sales of any Noteholder Warrants, Placement Agent Warrants or Selling Security Holders' Securities by the Selling Security Holders, or even the existence of the right to exercise such warrants, may depress the price of the Common Stock in any market that may develop for the Common Stock. See "Company Offering," "Selling Security Holders" and "Plan of Distribution."


                                                        (Continued on next page)

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
                  COMMENCING ON PAGE   AND "DILUTION."

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ----------------

                     THE DATE OF THIS PROSPECTUS IS , 1997

           (ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS)

     The sale of the Selling Security Holders' Securities may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Selling Security Holders' Securities, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Security Holder sells his, her or its securities, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Security Holder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Selling Security Holders' Securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part, would need to be filed and declared effective by the Securities and Exchange Commission (the "Commission") before such Selling Security Holders could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

           (ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS)

                    THE SELLING SECURITY HOLDERS' OFFERING


Securities Offered .................    533,333 shares of Common Stock issuable upon
                                        exercise of Noteholder Warrants and
                                        Placement Agent Warrants. See
                                        "Management's Discussion and Analysis of
                                        Financial Condition and Results of Operations"
                                        and "Description of Securities."(1)

Common Stock outstanding prior
 to the Company Offering ...........    632,917 shares

Common Stock to be outstanding
 after the Company Offering ........    2,032,917 shares(2)

Use of Proceeds ....................    None of the proceeds of this offering will go to
                                        the Company. The net proceeds from the
                                        Company Offering will be used by the
                                        Company for repayment of indebtedness,
                                        increase in staffing and purchase of materials to
                                        fill backlog requirements, capital expenditures,
                                        sales and marketing activities, working capital
                                        and other general corporate purposes. See
                                        "Use of Proceeds."

Proposed Symbols
 Nasdaq SmallCap Market ............    ASDG
 Boston Stock Exchange .............    ASD
 Pacific Stock Exchange ............    ASD


----------------

(1) Based on an assumed initial public offering price in the Company Offering of $6.00 per share. An additional 1,400,000 shares of Common Stock and up to 210,000 additional shares of Common Stock to cover over-allotments, if any, are being offered by the Company in the concurrent underwritten public offering. See "Company Offering." Except as otherwise specifically set forth herein, all references in this Prospectus to "this offering" refer to the offering of shares of Common Stock by the Company in the underwritten offering.
(2) Does not include the shares of Common Stock registered hereunder for the benefit of the Selling Security Holders.

                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby is speculative and involves a high degree of risk. Investors should consider carefully the risks discussed elsewhere in this Prospectus under the caption "Risk
Factors." These risks include, but are not limited to: (i) the Company's dependence on a limited number of customers; (ii) the Company's limited history of profitability; (iii) the Company's dependence on key personnel; (iv) the potential for fluctuation in the Company's annual and quarterly operating results as a result of a number of factors; (v) the Company's dependence upon the continued growth, viability and financial stability of its customers which are in turn substantially dependent upon certain industries; (vi) the variability of the requirements of the Company's customers and financing available to the Company's customers; and (vii) the Company's dependence on its ability to use and exploit its proprietary POM manufacturing software and, thus, the Company's need to adquately protect its intellectual property rights. See "Risk Factors."

              (ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS)

                                COMPANY OFFERING

     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 1,400,000 shares of Common Stock and up to an additional 210,000 shares of Common Stock to cover over-allotments, if any, was declared effective by the Commission. Sales of Common Stock by the Company and the Selling Security Holders, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock. See "Risk Factors-Shares Eligible for Future Sale."

           (ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS)

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information with respect to the Selling Security Holders for whom the Company is registering the Selling Security Holders Securities for resale to the public. None of the Selling Security Holders has had any position with, held any office, or had any other material relationship with the Company.


                                             BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
                                                   TO SALE(1)                          AFTER THE SALE(1)(4)
                                            -----------------------     SHARES        ----------------------
NAME AND ADDRESS                                   SHARES             TO BE SOLD             SHARES
-----------------------------------------   -----------------------   -------------   ----------------------
William Becker(2)
P.O. Box 170
Convent Station, NJ 07961                           180,833              180,833                        0
Sanford I. Feld(3)
Box 670, #12 Quimby Lane
Bernardsville, NJ 07924                             180,833              180,833                        0
Frederic Becker
c/o Wilentz, Goldman & Spitzer
90 Woodbridge Center Dr.
Woodbridge, NJ 07095                                 51,666               51,666                        0
Richard Becker
c/o Wilentz, Goldman & Spitzer
90 Woodbridge Center Dr.
Woodbridge, NJ 07095                                 20,667               20,667                        0
Alan Jacobs
4 Hadwell Road
Short Hills, NJ 07078                                31,000               31,000                        0
Arnold Rifkin
60 Fairfield Drive
Short Hills, NJ 07078                                31,000               31,000                        0
Jules L. Marx
429 Harding Drive
South Orange, NJ 07079                               30,000               30,000                        0
William P. Dioguardi
c/o Spencer Trask Holdings Incorporated
535 Madison Avenue, 18th Floor
New York, NY 10022                                    1,667                1,667                        0
Laura McNamara
c/o Spencer Trask Holdings Incorporated
535 Madison Avenue, 18th Floor
New York, NY 10022                                      667                  667                        0
Oshkim Limited Partners
c/o Spencer Trask Holdings Incorporated
535 Madison Avenue, 18th Floor
New York, NY 10022                                    1,000                1,000                        0
Spencer Trask Holdings Incorporated
535 Madison Avenue, 18th Floor
New York, NY 10022                                    4,000                4,000                        0

----------------
(1) Represents shares of Common Stock issuable upon exercise of Noteholder Warrants and Placement Agent Warrants, as the case may be.
(2) Includes securities held by a trust of which Mr. Becker is the trustee.
(3) Includes securities held by Mr. Feld's employee pension plan and trust.
(4) Assumes the sale of all shares of Common Stock registered hereby.

           (ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS)

                              PLAN OF DISTRIBUTION

     The sale of the Selling Security Holders' Securities by the Selling Security Holders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Selling Security Holders' Securities, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Selling Security Holders' Securities directly to purchasers, through broker-dealers acting as agents for the Selling Security Holders or to broker-dealers who may purchase the Selling Security Holders' Securities as principals and thereafter sell the Selling Security Holders' Securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The Selling Security Holders and broker-dealers, if any, acting in connection with such sales, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.


     The Noteholder Warrants and Placement Agent Warrants are not exercisable and may not be sold for a period of two years and 18 months from consummation of the Offering, respectively, without the prior written consent of Meyers. Meyers does not have any general policy with respect to the release of shares prior to the expiration of the lock-up period. Sales of the Selling Security Holders Securities by the Selling Security Holders, or even the existence of the right to exercise the Noteholder Warrants or Placement Agent Warrants, may, however depress the price of the Common Stock in any market that may develop for the Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO UNDERWRITER, DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                                 ------------

                               TABLE OF CONTENTS

                                PAGE
                                ----
PROSPECTUS SUMMARY   .........
RISK FACTORS   ...............
THE COMPANY ..................
CAPITALIZATION ...............
DILUTION .....................
DIVIDEND POLICY   ............
COMPANY OFFERING  ............
SELECTED FINANCIAL DATA ......
MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS ...
BUSINESS .....................
MANAGEMENT  ..................
CERTAIN TRANSACTIONS .........
PRINCIPAL STOCKHOLDERS  ......
SELLING SECURITY HOLDERS   ...
PLAN OF DISTRIBUTION .........
SHARES ELIGIBLE FOR
 FUTURE SALE   ...............
LEGAL MATTERS  ...............
EXPERTS  .....................
ADDITIONAL INFORMATION  ......
INDEX TO CONSOLIDATED
 FINANCIAL STATEMENTS   ......

                             [ASD GROUP, INC. LOGO]


                                 533,333 SHARES
                                       OF
                                  COMMON STOCK

                                   ---------
                                   PROSPECTUS
                                   ---------

                                     , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Certificate of Incorporation and Article Seven of the Registrant's By-
Laws. Moreover, the Registrant intends to enter into indemnification agreements with each of the Company's directors and officers.

     As a result of such provisions and the agreements, the Registrant's security holders may be unable to recover monetary damages against directors and officers for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, security holders may not have any effective remedy against the challenged conduct.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities offered hereby (other than underwriting discounts and commissions). The Registrant is responsible for the payment of all expenses in connection with the Offering.

 Securities and Exchange Commission registration fee  ......    $ 7,076
 NASD filing fee  ..........................................      2,552
 Nasdaq and stock exchange listing fees   ..................     30,000
 Printing and engraving expenses    ........................     60,000
 Legal fees and expenses   .................................    200,000
 Accounting fees and expenses    ...........................    150,000
 Blue Sky fees    ..........................................     50,000
 Transfer Agent's fees and expenses   .....................       5,000
 Miscellaneous    ..........................................      9,372
                                                                -------
   Total ...................................................   $514,000
                                                                =======

     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq listing fee are estimated.

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES.

     The following sets forth the Registrant's sale of its securities within the last three years, which securities were not registered under the Securities
Act:

     (a) In December 1995 and February 1996, the Company sold an aggregate of $2,000,000 in principal amount of the Notes to the Noteholders. The Note Purchase Agreement under which the Notes were issued provided that the Noteholders would receive upon consummation of an initial public offering by the Company, such number of shares of Common Stock of the Company determined by dividing the aggregate public offering price of the securities sold in such initial public offering by the public offering price per share and warrants to purchase an equal number of shares of Common Stock at an exercised price equal to such public offering price per share. In December 1996, the Company and the Noteholders amended the Note Purchase Agreement to, among other matters, eliminate the Noteholders' rights to receive shares upon consummation of an initial public offering and issue to the Noteholders warrants to purchase 500,000 shares of Common Stock exercisable at an exercise price equal to 47.5% of the initial public offering price of the shares of Common Stock offered hereby ($2.85 per share at an anticipated initial public offering price of $6.00 per share) for a ten-year period after consummation of the Offering.

     The investment banking firm which assisted the Company in the placement of the Notes will be entitled to receive warrants to purchase such number of shares of Common Stock as equal to $2,000,000 divided by the per share price of the shares of Common Stock offered hereby, multiplied by 10%. Such warrants will be exercisable at a price equal to the initial public offering price of the shares of Common Stock offered hereby for a five-year period from consummation of this Offering. The Noteholder Warrants and the Placement Agent Warrants will not be exercisable and may not be sold for a period of two years from consummation of the Offering contemplated by this Registration Statement without the prior written consent of the Company and Meyers.


     (b) In December 1995, the Company entered into an agreement with Gregory Horne, the Company's Vice President, to sell 24 shares of the Company's Common Stock to Mr. Horne for $100,000, of which $30,000 was paid upon execution of the agreement and the balance was payable at the rate of $10,000 per year, without interest. In June 1996, the Company and Mr. Horne mutually agreed to rescind the transaction, whereupon Mr. Horne surrendered his stock certificates to the Company and the Company refunded the $30,000 payment to Mr. Horne.


     (c) In June 1996, the Company issued to Gary D. Horne and Stanley F. Zuk 155,352 and 40,277 shares of the Company's Common Stock in consideration for all of the issued and outstanding shares of High Technology Computers, Inc., a New York corporation.

     (d) In August 1996, the Company sold an aggregate of $1,100,000 in principal amount of Bridge Notes to several investors. Holders of the Bridge Notes received warrants to purchase an aggregate of 112,500 shares of Common Stock. In addition, the investment banking firm which assisted in the placement of the Bridge Notes received warrants to purchase 11,250 shares of Common Stock. Such warrants will be exercisable at a price equal to 51.5% of the initial public offering price of the shares of Common Stock offered hereby ($3.09 per share at an anticipated initial public offering price of $6.00 per share) for a five-year period. The Bridge Warrants will not be exercisable and may not be sold for a period of 18 months from consummation of the Offering contemplated by this Registration Statement without the prior written consent of the Company and Meyers.


     The securities were issued without registration under the Securities by reason of an exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering, each recipient of securities having delivered appropriate investment representations to Registrant with respect thereto and having consented to the imposition of restrictive legends upon the certificates evidencing such securities.

ITEM 27. EXHIBITS.

EXHIBIT
 NO.                  DESCRIPTION
--------             ------------


1.1         Form of Underwriting Agreement.(1)
3.1         Certificate of Incorporation.(2)
3.2         Bylaws.(2)
4.1         Specimen Certificate of Common Stock.(2)
4.2 Form of Representatives' Warrant Agreement including Form of Representatives' Warrants.(1)
4.3 Purchase Agreement dated as of December 29, 1995 regarding 10% Senior Secured Notes due June 30, 1999 by and between the Registrant, Automatic Systems Developers, Inc., High Technology Computers, Inc. and the Purchasers.(2)
4.4         Form of Special Warrant to Purchase Common Stock of Registrant.(2)
4.5 Form of 10% Original Issue Discount Promissory Note Issued to BlueStone Investors.(2)
4.6         Form of Warrant Certificate Issued to BlueStone Investors.(2)
5.1         Opinion of Broad and Cassel.(2)

EXHIBIT
NO.                 DESCRIPTION
---------           ------------


10.1        1996 Stock Option Plan.(2)
10.2 Restated Line of Credit Loan and Security Agreement dated as of December 28, 1995 between Automatic Systems Developers, Inc.; High Technology Computers, Inc. and Poughkeepsie Savings Bank, FSB.(2)
10.3 Second Amended Modification, Extension, Spreader and Assumption Agreement dated as of December 28, 1995 between Automatic Systems Developers, Inc. and Poughkeepsie Savings Bank, FSB.(2)
10.4 Second Amended Modification, Extension, Spreader and Assumption Agreement dated as of December 28, 1995 between the Registrant; Automatic Systems Developers, Inc. and Poughkeepsie Savings Bank, FSB.(2)
10.5 Option Agreement dated as of May 31, 1996 by and among Banker's Trust Company and the Registrant.(2)
10.6        Amendment to December 29, 1995 Purchase Agreement.(2)
10.7        Employment Agreement between the Company Registrant and Gary D.
            Horne.(1)
10.8        Employment Agreement between the Company Registrant and Stanley F.
            Zuk.(1)
10.9 Form of Financial Advisory and Consulting Agreement between the Registrant and the Representatives.(1)
21.1        List of Subsidiaries of the Registrant.(2)
23.1        Consent of Broad and Cassel.(filed as part of Exhibit 5.1)
23.2        Consent of Deloitte & Touche LLP, independent auditors.(1)
24.1        Power of Attorney (included in the signature page hereof).(2)


----------------
(1) Filed herewith.
(2) Previously filed.

ITEM 28. UNDERTAKINGS.

     The Registrant hereby undertakes:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

       (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volumes and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) The Registrant hereby undertakes that if the underwriter(s) in the offering covered by this Registration Statement enter into transactions with any of the selling securityholders named herein, or waive lock-ups applicable to such selling securityholders, then:

     (a) if such transaction or waiver of lock-up relates to not less than five percent nor more than ten percent of the registered selling securityholders securities, the Registrant will file a "sticker" supplement pursuant to Rule 424(c) under the Act relating thereto; and

     (b) if such transaction or waiver of lock-up relates to more than ten percent of the registered selling securityholders securities, the Registrant will file a post-effective amendment to the registration statement relating thereto.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Poughkeepsie, State of New York on this 13th day of March, 1997.


                                 ASD GROUP, INC.


                                 By: /s/ GARY D. HORNE
                                     ---------------------------------------
                                     Gary D. Horne, Chairman of the Board
                                      and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date stated.


        SIGNATURE                             TITLE                         DATE
---------------------------   -------------------------------------     --------------
/s/ GARY D. HORNE              Chairman of the Board                     March 13, 1997
---------------------------     and Chief Executive Officer
Gary D. Horne

/s/ ROBERT LETTIERI            Chief Financial Officer and Director      March 13, 1997
---------------------------     (Principal Financial and
Robert Lettieri                 Accounting Officer)

/s/ STANLEY F. ZUK             President, Chief Operating Officer        March 13, 1997
---------------------------     and Director
Stanley F. Zuk

/s/ GREGORY D. HORNE           Vice President-Information Systems        March 13, 1997
---------------------------
Gregory D. Horne

                               INDEX TO EXHIBITS


                                                                                             SEQUENTIALLY
EXHIBIT                                                                                       NUMBERED
NUMBER       DESCRIPTION                                                                        PAGE
---------   ----------------------------------------------------------------------------    -------------
  1.1        Form of Underwriting Agreement.
  4.2        Form of Representatives' Warrant Agreement including Form of Representatives'
             Warrants.
 10.7        Employment Agreement between the Company Registrant and Gary D. Horne.
 10.8        Employment Agreement between the Company Registrant and Stanley F. Zuk.
 10.9        Form of Financial Advisory and Consulting Agreement between the Registrant and the Representatives.
 23.2        Consent of Deloitte & Touche LLP, independent auditors.